                                                                    EXHIBIT 10.2


                                                                  EXECUTION COPY

















                              COPROMOTION AGREEMENT


                                     BETWEEN


                                  NOVAVAX, INC.


                                       AND


                           KING PHARMACEUTICALS, INC.





                                 JANUARY 8, 2001

                                TABLE OF CONTENTS

1.    DEFINITIONS............................................................................1

2.  GRANT OF RIGHTS..........................................................................2
  2.1   Grant of Rights to KING..............................................................2
  2.2   Grant of Rights to NOVAVAX...........................................................2
  2.3   Trademark............................................................................2

3.  RESPONSIBILITIES OF KING.................................................................4
  3.1   Promotion by KING....................................................................4
  3.2   Manufacture, Shipment, Etc. of the KING Products.....................................6
  3.3   KING Detail and Sales Reports........................................................6
  3.4   KING Sales Force.....................................................................7

4.  RESPONSIBILITIES OF NOVAVAX..............................................................8
  4.1   Promotion of Copromote Products by NOVAVAX...........................................8
  4.2   Manufacture, Shipment, Etc. of the NOVAVAX Products..................................9
  4.3   NOVAVAX Detail and Sales Reports....................................................10
  4.4   NOVAVAX Sales Force.................................................................11

5.  TRAINING AND PROMOTIONAL MATERIAL.......................................................12
  5.1   Training............................................................................12
  5.2   Promotional Materials...............................................................12

6.  COPROMOTE PRODUCT SAMPLES...............................................................13
  6.1   Supply, Storage and Distribution of Samples.........................................13
  6.2   Use of Samples......................................................................13

7.  CERTAIN REGULATORY MATTERS..............................................................14
  7.1   Licenses............................................................................14
  7.2   Regulatory Responsibility...........................................................14
  7.3   Efficacy and Safety Information.....................................................15
  7.4   Notice of Adverse Events............................................................16
  7.5   Product Technical Complaints and Recalls............................................17
  7.6   Returns.............................................................................18
  7.7   Notice of Government Inspections....................................................19
  7.8   Government Inquiries................................................................19
  7.9   Medical Inquiries...................................................................19

8.  MANAGEMENT COMMITTEE....................................................................20
  8.1   Establishment of the PMC............................................................20
  8.2   Purpose and Responsibilities of the PMC.............................................20
  8.3   PMC Meetings........................................................................21
  8.4   Vote and Approval...................................................................21
  8.5   Marketing Plan and Budget...........................................................22


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
  8.6   Additional Studies, Line Extensions and New Products................................22
  8.7   Dispute Resolution..................................................................23

9.  FEES AND EXPENSES.......................................................................24
  9.1   Consideration Fee...................................................................24
  9.2   Milestone Payments..................................................................25
  9.3   Residual Payments...................................................................25
  9.4   Marketing Expenses..................................................................26
  9.5   Excess Detail Costs.................................................................28
  9.6   Other Miscellaneous Costs and Expenses..............................................28
  9.7   Costs Savings.......................................................................28

10. RECORDKEEPING AND AUDITS................................................................29
  10.1  Maintenance of Books and Records....................................................29
  10.2  Payment Audits......................................................................29
  10.3  Compliance Audits...................................................................30

11. TERM AND TERMINATION....................................................................30
  11.1  Term of Agreement...................................................................30
  11.2  Termination by NOVAVAX..............................................................31
  11.3  Termination by KING.................................................................31
  11.4   Failure to Meet Detail Requirements................................................33
  11.5  Effects of Termination..............................................................33
  11.6  Actions Upon Termination............................................................34
  11.7  Survival............................................................................34
  11.8  Payments Upon Termination...........................................................34

12. CONFIDENTIALITY; OWNERSHIP..............................................................36
  12.1  Confidential Information............................................................36

13. INDEMNIFICATION AND INSURANCE...........................................................37
  13.1  Indemnification by KING.............................................................37
  13.2  Indemnification by NOVAVAX..........................................................38
  13.3  Claims Procedures...................................................................38
  13.4  Insurance...........................................................................39

14. REPRESENTATIONS AND WARRANTIES..........................................................39
  14.1  By KING.............................................................................39
  14.2  By NOVAVAX..........................................................................40

15. NOTICES.................................................................................41

16. MISCELLANEOUS PROVISIONS................................................................42
  16.1  Assignment; Change of Control.......................................................42
  16.2  Governing Law.......................................................................43
  16.3  Non-Waiver..........................................................................44
  16.4  Entire Agreement....................................................................44


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
  16.5  Jurisdiction; Venue.................................................................44
  16.6  Severability........................................................................45
  16.7  Relationship of the Parties.........................................................46
  16.8  Public Announcements................................................................46
  16.9  Counterparts........................................................................46
  16.10   Force Majeure.....................................................................46
  16.11   Interpretation....................................................................46
  16.12   Certain Expenses and Commissions..................................................47
  16.13   Third Party Beneficiaries.........................................................47
  16.14   Covenant Not to Promote Competing Product.........................................47
  16.15   Headings..........................................................................47



                                      iii
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                                                                  Execution Copy


                              COPROMOTION AGREEMENT


                THIS COPROMOTION AGREEMENT (this "Agreement") is entered into and effective as of this 8th day of January, 2001 (the "Effective Date"), by and between KING PHARMACEUTICALS, INC., a Tennessee corporation ("KING"), and NOVAVAX, INC., a Delaware corporation ("NOVAVAX").

                WHEREAS, KING and NOVAVAX each have a field representative sales force focused on physicians and health care practitioners who specialize in the practice of obstetrics or gynecology or who frequently prescribe hormone replacement therapy products ("OB/GYN");

                WHEREAS, NOVAVAX owns or will own a patent or patents related to the NOVAVAX Products and expects to file with the FDA a New Drug Application for ESTRASORB(TM);

                WHEREAS, KING markets and distributes an oral contraceptive product for women containing the actives levonorgestrel and ethinyl estradiol under the registered trademark NORDETTE(R) (each a "KING Product" or collectively, the "KING Products");

                WHEREAS, KING and NOVAVAX are engaged in the business of and have expertise in, among other things, the promotion of pharmaceutical products to the OB/GYN community; and

                WHEREAS, KING and NOVAVAX desire to work together to promote the NOVAVAX Products and the KING Products in the United States, its territories and possessions, the District of Columbia and the Commonwealth of Puerto Rico (the "Territory") upon the terms and conditions set forth herein.

                NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


1.      DEFINITIONS

        Capitalized terms used herein without definition shall have the respective meanings assigned thereto in Annex I attached hereto and incorporated herein for all purposes of this Agreement (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise specified, all references herein to "Articles" or "Sections" are to Articles or Sections of this Agreement.

2.      GRANT OF RIGHTS

        2.1     GRANT OF RIGHTS TO KING.

                (a) NOVAVAX hereby grants to KING and its Affiliates, on an exclusive basis together with NOVAVAX and its Affiliates, the right to promote the NOVAVAX Products within the Territory during the Term of this Agreement, upon and subject to the terms and conditions set forth in this Agreement.

                (b)     The grant of rights within the Territory set forth in
Section 2.1(a) is subject to and limited only by the right of NOVAVAX and its Affiliates to promote the NOVAVAX Products within the Territory during the Term of this Agreement in accordance with the terms and conditions of this Agreement.


        2.2     GRANT OF RIGHTS TO NOVAVAX.

                (a) KING hereby grants to NOVAVAX and its Affiliates, on an exclusive basis together with KING and its Affiliates, the right to promote the KING Products in the Territory during the Term of this Agreement, upon and subject to the terms and conditions set forth in this Agreement.

                (b) The grant of rights set forth in Section 2.2(a) is subject to and limited only by the right of KING and its Affiliates to promote the KING Products within the Territory during the Term of this Agreement in accordance with the terms and conditions of this Agreement.


        2.3     TRADEMARK.

                (a) Required Use and Compliance. Each party shall promote the NOVAVAX Products only under the NOVAVAX Trademarks. KING shall not use any trademark or servicemark other than the NOVAVAX Trademarks in promoting the NOVAVAX Products without the prior approval of NOVAVAX. Each party shall promote the KING Products only under the KING Trademarks. NOVAVAX shall not use any trademark or servicemark other than the KING Trademarks in promoting the KING Products without the prior approval of KING. The NOVAVAX Trademarks and KING Trademarks are set forth on Exhibit 2.3(a).

                (b) Validity of Trademarks. KING acknowledges the validity of NOVAVAX's right, title and interest in and to the NOVAVAX Trademarks and KING shall not have, assert or acquire any right, title or interest in or to any of the NOVAVAX Trademarks, except as otherwise explicitly provided in this Agreement. NOVAVAX acknowledges the validity of KING's right, title and

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

interest in and to the KING Trademarks and NOVAVAX shall not have, assert or acquire any right, title or interest in or to any of the KING Trademarks, except as otherwise explicitly provided in this Agreement.

                (c)     Use of Trademarks.

                        (i) NOVAVAX Trademarks. In connection with the subject matter hereof, KING shall use the NOVAVAX Trademarks only in a manner consistent with NOVAVAX's trademark usage guidelines (the "NOVAVAX Guidelines") and shall not use any NOVAVAX Trademark in connection with any goods or products other than the NOVAVAX Products, notwithstanding that such goods or products are dissimilar to the NOVAVAX Products or have a different use. The parties shall develop the NOVAVAX Guidelines as soon as practicable after the Effective Date. KING shall use the NOVAVAX Trademarks only to the extent authorized herein.

                        (ii) KING Trademarks. In connection with the subject matter hereof, NOVAVAX shall use the KING Trademarks only in a manner consistent with KING's trademark usage guidelines (the "KING Guidelines") and shall not use any KING Trademark in connection with any goods or products other than the KING Products, notwithstanding that such goods or products are dissimilar to the KING Products or have a different use. The parties shall develop the KING Guidelines as soon as practicable after the Effective Date. NOVAVAX shall use the KING Trademarks only to the extent authorized herein.

                (d)     Notice of Infringement.

                        (i) Each party shall give the other party notice of any infringement or threatened infringement of any of such other party's Trademarks used in connection with the Copromote Products. Except as otherwise provided in Section 2.3(d)(ii) below, each party shall determine in its sole discretion what action, if any, to take in response to the infringement or threatened infringement of that party's Trademark. Each party agrees to identify the primary brand Trademarks of its Copromote Products (each a "Primary Brand Trademark"). Exhibit 2.3(d) sets forth the list of Primary Brand Trademarks for the KING Products and the NOVAVAX Products as of the Effective Date. In the event that one party chooses to take enforcement action in response to the infringement or threatened infringement of its Trademark, the other party shall reasonably cooperate in such enforcement; provided, however, the enforcing party shall reimburse the other party for reasonable expenses incurred by the other party that are related to such enforcement.

                        (ii) As to each Primary Brand Trademark only, if the party owning such a Trademark fails to take enforcement action within one hundred twenty (120) days following notice thereof in response to the infringement or threatened infringement of its Trademark, the other party shall have the right, in

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its sole discretion, to conduct litigation or other enforcement proceedings at the expense of the owner of the Primary Brand Trademark, naming the Primary Brand Trademark owner as a party plaintiff. In such event, the Primary Brand Trademark owner shall reasonably cooperate in such enforcement.

                        (iii) The parties shall cooperate in good faith with respect to all Trademark enforcement actions hereunder, and each party shall notify the other party promptly of all substantive developments with respect to such Trademark enforcement actions, including, without limitation, all material filings, court papers and other related documents. Each party shall consider the timely given, reasonable comments and advice of the other party with respect to the strategy employed and submissions made relative to any Trademark enforcement actions. The party enforcing such Trademark action shall retain for its own account any damages or other monetary relief obtained in connection therewith.


3.      RESPONSIBILITIES OF KING

        3.1     PROMOTION BY KING.

                (a) NOVAVAX Product Promotion. Commencing as of the NOVAVAX Product Initiation Date and continuing throughout the Term, KING shall use its Commercially Reasonable Efforts to market and promote the NOVAVAX Products to OB/GYN's in the Territory in accordance with the then current Marketing Plan. Without limiting the foregoing, KING agrees that at all times during the period commencing as of the NOVAVAX Product Initiation Date, KING or its Affiliates shall (i) have at least fifty (50) field sales representatives Detailing the NOVAVAX Products to OB/GYN's in the Territory, and (ii) perform Details of the NOVAVAX Products at a minimum rate of 60,000 per twelve (12) month period in the Territory. On or prior to each anniversary of the NOVAVAX Product Initiation Date, the target and minimum number of Details for the NOVAVAX Products shall be determined by the PMC. Beginning on the NOVAVAX Product Initiation Date and thereafter, KING or its Affiliates shall be responsible for performing at least fifty percent (50%) of such target Details. The number of Details required in this Section 3.1(a) shall be conducted and spaced according to the current Marketing Plan then in effect, provided, however, that the total number of Details required in any annual Marketing Plan shall not be less than fifty percent (50%) of the total number of Details required in the Marketing Plan for the previous year, unless KING can demonstrate good cause, to NOVAVAX's reasonable satisfaction, that a further reduction in the number of Details would be prudent given the then current market conditions (which determination shall not be subject to Section 8.7(b)). KING agrees, subject to NOVAVAX providing KING with a sufficient quantity of samples (as determined by the PMC) of the NOVAVAX Products, to use its Commercially Reasonable Efforts to provide, and/or to cause its Affiliates to provide, samples of the


                                       4
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NOVAVAX Products to OB/GYN's in the Territory in accordance with the then current Marketing Plan.

                (b) KING Product Promotion. Commencing as of the KING Product Initiation Date and continuing throughout the Term, KING shall use its Commercially Reasonable Efforts to market and promote the KING Products to OB/GYN's in the Territory in accordance with the then current Marketing Plan. Without limiting the foregoing, KING agrees that at all times during the period commencing as of the KING Product Initiation Date, KING or its Affiliates shall
(i) have at least fifty (50) field sales representatives Detailing the KING Products to OB/GYN's in the Territory, and (ii) perform the minimum Details set by the PMC, as set forth in the current Marketing Plan then in effect. On or prior to each anniversary of the KING Product Initiation Date, the target and minimum number of Details for the KING Products shall be determined by the PMC. Beginning on the KING Product Initiation Date and thereafter, KING or its Affiliates shall be responsible for performing at least fifty percent (50%) of such target Details. The number of Details required in this Section 3.1(b) shall be conducted and spaced according to the current Marketing Plan then in effect, provided, however, that the total number of Details required in any annual Marketing Plan shall not be less than fifty percent (50%) of the total number of Details required in the Marketing Plan for the previous year, unless KING can demonstrate good cause, to NOVAVAX's reasonable satisfaction, that a further reduction in the number of Details would be prudent given the then current market conditions (which determination shall not be subject to Section 8.7(b)). KING agrees to use its Commercially Reasonable Efforts to provide, and/or to cause its Affiliates to provide, samples of the KING Products to OB/GYN's in the Territory in accordance with the then current Marketing Plan.

                (c) In performing its duties hereunder, KING shall, and shall cause its employees and the employees of its relevant Affiliates to, comply with all regulatory, professional and legal requirements, including, without limitation, the FDA's regulations and guidelines concerning the advertising of prescription drug products, the American Medical Associations' Guidelines on Gifts to Physicians, the PhRMA Guidelines for Marketing Practices, and the ACCME Standards for Commercial Support of Continuing Medical Education, which may be applicable to the Copromote Products and services (including without limitation the manufacturing, packaging, warehousing, handling and distribution of samples of the Copromote Products) to be provided by KING hereunder. No employee of KING or of any of its relevant Affiliates shall make any representation, statement, warranty or guaranty with respect to the Copromote Products that is not consistent with current labeling of the Copromote Products or promotional materials approved by the PMC, that is deceptive or misleading, that disparages the Copromote Products or the good name, good will and reputation of NOVAVAX or that diminishes in any material respect any NOVAVAX Trademark. KING represents and warrants that its services hereunder will be provided in a professional, ethical and competent manner.



                                       5
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        3.2     MANUFACTURE, SHIPMENT, ETC. OF THE KING PRODUCTS.

                KING (and/or its Affiliates) shall have the sole responsibility for the manufacture, shipment, distribution, warehousing, billing and order confirmation of the KING Products and for the collection of receivables resulting from sales of the KING Products in the Territory. NOVAVAX may make recommendations to KING from time to time regarding the price of and pricing strategies for the KING Products during the Term, including, without limitation, price increases and decreases and the timing thereof, provided, however, that KING shall have the sole authority to determine the price of the KING Products in the Territory during the Term, including price increases and decreases and the timing thereof. KING shall manufacture or cause to be manufactured the KING Products and samples of the KING Products in accordance with all applicable laws, including, without limitation, the Act and all applicable regulations thereunder, the NDA and current Good Manufacturing Practices. KING shall use its best efforts to maintain the NDA for the KING Products in good standing with the FDA and shall enforce all intellectual property rights of each and every kind associated therewith. KING shall use its best efforts to ensure that adequate quantities of the KING Products and samples of the KING Products are available to meet the anticipated demand for the KING Products and samples of the KING Products in the Territory during the Term of this Agreement.

        3.3     KING DETAIL AND SALES REPORTS.

                (a) NOVAVAX Products. Throughout the Term, KING shall provide NOVAVAX with a report within thirty (30) calendar days after the end of each calendar quarter, with the first such report due for the calendar quarter during which the NOVAVAX Product Initiation Date occurs, setting forth the following information regarding the efforts of KING's sales force in promoting and Detailing the NOVAVAX Products during the preceding quarter (or part thereof): (i) the number of Details made and recorded by KING's standard record keeping procedures based on data recorded by the sales force; (ii) the names, addresses and phone numbers of the OB/GYN's called upon; (iii) the names of and the percentage of OB/GYN's Detailed who were provided with samples of the NOVAVAX Products; (iv) the actual number of such samples delivered on each Detail; and (v) such other information as may be required in the then current Marketing Plan.

                (b) KING Products. Throughout the Term, KING shall provide NOVAVAX with a report within thirty (30) calendar days after the end of each calendar quarter, with the first such report due for the calendar quarter during which the KING Product Initiation Date occurs, setting forth the following information regarding the efforts of KING's sales force in promoting and Detailing the KING Products during the preceding quarter (or part thereof): (i) the number of Details made and recorded by KING's standard record keeping procedures



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based on data recorded by the sales force; (ii) the names, addresses and phone numbers of the OB/GYN's called upon; (iii) the names of and the percentage of OB/GYN's Detailed who were provided with samples of the KING Products; (iv) the actual number of such samples delivered on each Detail; and (v) such other information as may be required in the then current Marketing Plan.

                (c) The reports provided by KING pursuant to Section 3.3(a) and Section 3.3(b) are referred to herein as the "KING Detail Reports". Each KING Detail Report shall be delivered in an electronic format and in hard copy form.

                (d) Within fifteen (15) days after the end of each month, KING shall provide to NOVAVAX a summary report setting forth (i) the gross sales of the KING Products in the Territory for such month, (ii) the gross sales of the KING Products in the Territory since January 1 of such year, (iii) the Net Sales of the KING Products in the Territory for such month and the itemized deductions taken in calculating all such Net Sales, and (iv) the Net Sales of the KING Products in the Territory since January 1 of such year. All reports required by this Section 3.3(d) shall be provided to NOVAVAX either by facsimile or transmitted electronically, in each case with a confirmation copy sent by mail.

                (e) KING shall furnish to NOVAVAX, within thirty (30) calendar days after the end of each Agreement Quarter and each calendar quarter for which Residual Payments are due, a report setting forth in reasonable detail the calculation of the Incremental Sales of KING Products in the Territory for such Agreement Quarter or calendar quarter in a form approved by NOVAVAX.

        3.4     KING SALES FORCE.

                (a) Except as agreed to by the parties and subject to the terms and conditions of this Agreement, KING shall be solely responsible for the costs and expenses of establishing, maintaining and training KING's (and its Affiliates') sales force of sufficient size to perform its obligations hereunder, and conducting KING's other activities under this Agreement; provided, however, that (i) such training shall be conducted in accordance with
Section 5.1 and (ii) the content and strategic direction of any training provided by KING that relates specifically to the Copromote Products shall be coordinated with the PMC. Notwithstanding the foregoing, KING shall pay incentive compensation to its sales representatives having primary responsibility for Detailing the Copromote Products with respect to sales of the Copromote Products in the Territory in accordance with KING's Sales Incentive Compensation Plan for KING's own prescription drug products, it being understood that KING shall determine the target payout for the Copromote Products in a manner consistent with the way in which it determines the target payouts for prescription drug products of comparable commercial potential.

                (b) To the extent practicable, all written, electronic and visual



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communications provided to any of KING's (and its Affiliates') sales representatives regarding strategy, positioning or selling messages for the Copromote Products will, at the request of the PMC, be subject to review by the PMC and KING's Regulatory Affairs department in accordance with Section 5.2(a).

4.      RESPONSIBILITIES OF NOVAVAX.

        4.1     PROMOTION OF COPROMOTE PRODUCTS BY NOVAVAX.

                (a) NOVAVAX Product Promotion. Commencing as of the NOVAVAX Product Initiation Date and continuing throughout the Term, NOVAVAX shall use its Commercially Reasonable Efforts to market and promote the NOVAVAX Products to OB/GYN's in the Territory in accordance with the then current Marketing Plan. Without limiting the foregoing, NOVAVAX agrees that at all times during the period commencing as of the NOVAVAX Product Initiation Date, NOVAVAX or its Affiliates shall (i) have at least fifty (50) field sales representatives Detailing the NOVAVAX Products to OB/GYN's in the Territory, and (ii) perform Details of the NOVAVAX Products at a minimum rate of 60,000 per twelve (12) month period in the Territory. On or prior to each anniversary of the NOVAVAX Product Initiation Date, the target and minimum number of Details for the NOVAVAX Products shall be determined by the PMC. Beginning on the NOVAVAX Product Initiation Date and thereafter, NOVAVAX or its Affiliates shall be responsible for performing at least fifty percent (50%) of such target Details. The number of Details required in this Section 4.1(a) shall be conducted and spaced according to the current Marketing Plan then in effect, provided, however, that the total number of Details required in any annual Marketing Plan shall not be less than fifty percent (50%) of the total number of such Details required in the Marketing Plan for the previous year, unless NOVAVAX can demonstrate good cause, to KING's reasonable satisfaction, that a further reduction in the number of Details would be prudent given the then current market conditions (which determination shall not be subject to Section 8.7(b)). NOVAVAX agrees to use its Commercially Reasonable Efforts to provide, and/or to cause its Affiliates to provide, samples of the NOVAVAX Products to OB/GYN's in the Territory in accordance with the then current Marketing Plan.

                (b) KING Product Promotion. Commencing as of the KING Product Initiation Date and continuing throughout the Term, NOVAVAX shall use its Commercially Reasonable Efforts to market and promote the KING Products to OB/GYN's in the Territory in accordance with the then current Marketing Plan. Without limiting the foregoing, NOVAVAX agrees that at all times during the period commencing as of the KING Product Initiation Date, NOVAVAX or its Affiliates shall (i) have at least fifty (50) field sales representatives Detailing the KING Products to OB/GYN's in the Territory, and (ii) perform the minimum Details set by the PMC, as set forth in the current Marketing Plan then in effect.



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On or prior to each anniversary of the KING Product Initiation Date, the target and minimum number of Details for the KING Products shall be determined by the PMC. Beginning on the KING Product Initiation Date and thereafter, NOVAVAX or its Affiliates shall be responsible for performing at least fifty percent (50%) of such target Details. The number of Details required in this Section 4.1(b) shall be conducted and spaced according to the current Marketing Plan then in effect, provided, however, that the total number of Details required in any annual Marketing Plan shall not be less than fifty percent (50%) of the total number of Details required in the Marketing Plan for the previous year, unless KING can demonstrate good cause, to NOVAVAX's reasonable satisfaction, that a further reduction in the number of Details would be prudent given the then current market conditions (which determination shall not be subject to Section 8.7(b)). NOVAVAX agrees, subject to KING providing NOVAVAX with a sufficient quantity of samples (as determined by the PMC) of the KING Products, to use its Commercially Reasonable Efforts to provide, and/or to cause its Affiliates to provide, samples of the KING Products to OB/GYN's in the Territory in accordance with the then current Marketing Plan.

                (c) In performing its duties hereunder, NOVAVAX shall, and shall cause its employees and the employees of its relevant Affiliates to, comply with all regulatory, professional and legal requirements, including, without limitation, the FDA's regulations and guidelines concerning the advertising of prescription drug products, the American Medical Associations' Guidelines on Gifts to Physicians, the PhRMA Guidelines for Marketing Practices, and the ACCME Standards for Commercial Support of Continuing Medical Education, which may be applicable to the Copromote Products and services (including without limitation the manufacturing, packaging, warehousing, handling and distribution of samples of the Copromote Products) to be provided by NOVAVAX hereunder. No employee of NOVAVAX or of any of its relevant Affiliates shall make any representation, statement, warranty or guaranty with respect to the Copromote Products that is not consistent with current labeling of the Copromote Products or promotional materials approved by the PMC, that is deceptive or misleading, that disparages the Copromote Products or the good name, good will and reputation of KING or that diminishes in any material respect any KING Trademark. NOVAVAX represents and warrants that its services hereunder will be provided in a professional, ethical and competent manner.

        4.2     MANUFACTURE, SHIPMENT, ETC. OF THE NOVAVAX PRODUCTS.

                NOVAVAX (and/or its Affiliates) shall have the sole responsibility for the manufacture, shipment, distribution, warehousing, billing and order confirmation of the NOVAVAX Products and for the collection of receivables resulting from sales of the NOVAVAX Products in the Territory. KING may make recommendations to NOVAVAX from time to time regarding the price of and pricing strategies for the NOVAVAX Products during the Term, including, without limitation, price increases and decreases and the timing thereof, provided, however, that NOVAVAX shall have the sole authority to determine the price of the NOVAVAX Products in the Territory during the Term, including price increases and decreases and the timing thereof. NOVAVAX shall manufacture or cause to be manufactured the NOVAVAX Products and samples of the NOVAVAX Products in accordance with all applicable laws, including, without limitation, the Act and all applicable regulations thereunder, the NDA and current Good Manufacturing Practices. NOVAVAX shall use its best efforts to maintain the NDA for the NOVAVAX Products in good standing with the FDA and shall enforce all patents and intellectual property rights of each and every kind associated therewith. NOVAVAX shall use its best efforts to ensure that adequate quantities of the NOVAVAX Products and samples of the NOVAVAX Products are available to meet the anticipated demand for the NOVAVAX Products and samples of the NOVAVAX Products in the Territory during the Term of this Agreement.

        4.3     NOVAVAX Detail and Sales Reports.

                (a) NOVAVAX Products. Throughout the Term, NOVAVAX shall provide KING with a report within thirty (30) calendar days after the end of each calendar quarter, with the first such report due for the calendar quarter during which the NOVAVAX Product Initiation Date occurs, setting forth the following information regarding the efforts of NOVAVAX's sales force in promoting and Detailing the NOVAVAX Products during the preceding quarter (or part thereof): (i) the number of Details made and recorded by NOVAVAX's standard record keeping procedures based on data recorded by the sales force; (ii) the names, addresses and phone numbers of the OB/GYN's called upon; (iii) the names of and the percentage of OB/GYN's Detailed who were provided with samples of the NOVAVAX Products; (iv) the actual number of such samples delivered on each Detail; and (v) such other information as may be required in the then current Marketing Plan.

                (b) KING Products. Throughout the Term, NOVAVAX shall provide KING with a report within thirty (30) calendar days after the end of each calendar quarter, with the first such report due for the calendar quarter during which the KING Product Initiation Date occurs, setting forth the following information regarding the efforts of NOVAVAX's sales force in promoting and Detailing the KING Products during the preceding quarter (or part thereof): (i) the number of Details made and recorded by NOVAVAX's standard record keeping procedures based on data recorded by the sales force; (ii) the names, addresses and phone numbers of the OB/GYN's called upon; (iii) the names of and the percentage of OB/GYN's Detailed who were provided with samples of the KING Products; (iv) the actual number of such samples delivered on each Detail; and (v) such other information as may be required in the then current Marketing Plan.

                (c) The reports provided by NOVAVAX pursuant to Section 4.3(a) and 4.3(b) are referred to herein as the "NOVAVAX Detail Reports". Each

NOVAVAX Detail Report delivered pursuant hereto shall be delivered in an electronic format and in hard copy form.

                (d) Throughout the Term, NOVAVAX shall provide to KING a weekly report setting forth the gross sales of the NOVAVAX Products in the Territory for the previous business week. Additionally, within fifteen (15) days after the end of each month, NOVAVAX shall provide to KING a summary report setting forth (i) the gross sales of the NOVAVAX Products in the Territory for such month, (ii) the gross sales of the NOVAVAX Products in the Territory since January 1 of such year, (iii) the Net Sales of the NOVAVAX Products in the Territory for such month and the itemized deductions taken in calculating all such Net Sales, and (iv) the Net Sales of the NOVAVAX Products in the Territory since January 1 of such year. All reports required by this Section 4.3(c) shall be provided to KING either by facsimile or transmitted electronically, in each case with a confirmation copy sent by mail.

                (e) NOVAVAX shall furnish to KING, within thirty (30) calendar days after the end of each Agreement Quarter and each calendar quarter for which Residual Payments are due, a report setting forth in reasonable detail the calculation of the total Net Sales of NOVAVAX Products in the Territory for such Agreement Quarter or calendar quarter in a form approved by KING.

        4.4     NOVAVAX SALES FORCE.

                (a) Except as agreed to by the parties and subject to the terms and conditions of this Agreement, NOVAVAX shall be solely responsible for the costs and expenses of establishing, maintaining and training NOVAVAX's (and its Affiliates') sales force of sufficient size to perform its obligations hereunder, and conducting NOVAVAX's other activities under this Agreement; provided, however, that (i) such training shall be conducted in accordance with
Section 5.1 and (ii) the content and strategic direction of any training provided by NOVAVAX that relates specifically to the Copromote Products shall be coordinated with the PMC. Notwithstanding the foregoing, NOVAVAX shall pay incentive compensation to its sales representatives having primary responsibility for Detailing the Copromote Products with respect to sales of the Copromote Products in the Territory in accordance with NOVAVAX's Sales Incentive Compensation Plan for NOVAVAX's own products, it being understood that NOVAVAX shall determine the target payout for the Copromote Products in a manner consistent with the way in which it determines the target payouts for prescription drug products of comparable commercial potential.

                (b) To the extent practicable, all written, electronic and visual communications provided to any of NOVAVAX's (and its Affiliates') sales representatives regarding strategy, positioning or selling messages for the Copromote Products will, at the request of the PMC, be subject to review by the PMC and KING's Regulatory Affairs department in accordance with Section

5.2(a).

5.      TRAINING AND PROMOTIONAL MATERIAL

        5.1     TRAINING.

                (a) Each of the parties agrees to make its sales representatives available for training with respect to the marketing and sale of the Copromote Products. The parties agree that KING shall, subject to the PMC's approval, be responsible for developing and, if applicable, conducting training programs for each of KING's and NOVAVAX's sales forces. Training shall be carried out at a time which is mutually acceptable to the parties. The parties' relevant local operating entity Affiliates shall be responsible for the development and conduct of training programs, subject to the direction of KING and NOVAVAX and the oversight of the PMC, on an ongoing basis to assure a consistent, focused promotional strategy. As additional members are added to the parties' respective sales forces responsible for marketing the Copromote Products, training will be given to groups of the newly selected members.

                (b) Each party shall decide where the training of its sales representatives will occur and absorb the costs of transporting, housing and maintaining their respective personnel for such training. Subject to the oversight of the PMC, all sales and marketing training materials will be prepared and supplied by KING.

        5.2     PROMOTIONAL MATERIALS.

                (a) All written sales, promotion and advertising materials ("Marketing Materials") relating to the Copromote Products shall be consistent with the Marketing Plans approved by the PMC. All Marketing Materials shall be subject to copy clearance procedures established by the parties from time to time, including review by each party. Marketing Materials prepared by either party shall be provided to the other party for legal and regulatory comment, which comment shall occur within five (5) days after such party's receipt of the Marketing Materials approved by the PMC and shall be given due consideration.

                (b) In all written or visual materials used in the Territory related to the Copromote Products which identify either of the parties, the parties will be presented and described to the medical communities (including, for example, the physician, pharmacy, governmental, reimbursement and hospital sectors) as joining in the promotion of the Copromote Products in the Territory. All such written and visual materials and all documentary information, promotional material, and oral presentations (where practical) regarding the promoting of the Copromote Products will state this arrangement and will display the names and logos of the parties with equal prominence, as permitted by applicable law.


6.      COPROMOTE PRODUCT SAMPLES

        6.1     SUPPLY, STORAGE AND DISTRIBUTION OF SAMPLES.

                (a) NOVAVAX Products. NOVAVAX shall provide KING, from time to time on a schedule and in such quantities to be reasonably determined by the PMC, with samples of the NOVAVAX Products to be used by KING solely in marketing and promoting the Copromote Products in the Territory, in accordance with the then current Marketing Plan. NOVAVAX shall ship the samples to one central warehouse of KING, as designated by KING, and the risk of loss and responsibility for handling and warehousing of the samples shall pass to KING upon delivery to a carrier designated by KING. KING shall be responsible for distributing the samples to its sales representatives in a timely manner. KING shall also be responsible for securing the return of and reconciling existing sample inventories from its discontinued field sales representatives. All samples of the NOVAVAX Products provided to KING hereunder shall be accompanied by an appropriate Certificate of Analysis of the NOVAVAX Product specifications and an indication of expiration dating.

                (b) KING Products. KING shall provide NOVAVAX, from time to time on a schedule and in such quantities to be reasonably determined by the PMC, with samples of the KING Products to be used by NOVAVAX solely in marketing and promoting the Copromote Products in the Territory. KING shall ship the samples to one central warehouse of NOVAVAX, as designated by NOVAVAX, and the risk of loss and responsibility for handling and warehousing of the samples shall pass to NOVAVAX upon delivery to a carrier designated by NOVAVAX. NOVAVAX shall be responsible for distributing the samples to its sales representatives in a timely manner. NOVAVAX shall also be responsible for securing the return of and reconciling existing sample inventories from its discontinued field sales representatives. All samples of the KING Products provided to NOVAVAX hereunder shall be accompanied by an appropriate Certificate of Analysis of the KING Product specifications and an indication of expiration dating.

        6.2     USE OF SAMPLES.

                (a) NOVAVAX Products. Samples of the NOVAVAX Products supplied by NOVAVAX to KING or to NOVAVAX's sales representatives for use in the Territory shall be used by KING and NOVAVAX solely in making Detail calls to OB/GYN's in the Territory pursuant to this Agreement. Upon its receipt of NOVAVAX Product samples, KING shall be responsible for accountability and compliance with the PDMA, and other applicable federal, state and local laws and regulations relating to such samples or the distribution of same. NOVAVAX shall be responsible for accountability and compliance with the PDMA, and other applicable federal, state and local laws and regulations relating to NOVAVAX Product samples that NOVAVAX supplies for distribution by NOVAVAX's sales representatives. KING and NOVAVAX each shall be responsible for adherence by its respective sales representatives to such laws and regulations.

                (b) KING Products. Samples of the KING Products supplied by KING to NOVAVAX or to KING's sales representatives shall be used by KING and NOVAVAX solely in making Detail calls to OB/GYN's in the Territory pursuant to this Agreement. Upon its receipt of KING Product samples, NOVAVAX shall be responsible for accountability and compliance with the PDMA, and other applicable federal, state and local laws and regulations relating to such samples or the distribution of same. KING shall be responsible for accountability and compliance with the PDMA, and other applicable federal, state and local laws and regulations relating to KING Product samples that KING supplies for distribution by KING's sales representatives. KING and NOVAVAX each shall be responsible for adherence by its respective sales representatives to such laws and regulations.

                (c) Audit Rights. Each party or its appointed agents shall have the right to audit the records and/or reports for the Copromote Product samples, as required to be kept by the other party under the PDMA, during normal business hours, at convenient times and upon no less than five (5) calendar days' prior notice.

7.      CERTAIN REGULATORY MATTERS

        7.1     LICENSES.

                Each party hereto shall, at its sole cost and expense, maintain in full force and effect all necessary licenses, permits and other authorizations required by law, regulation, ordinance or statute to carry out its duties and obligations in the Territory under this Agreement.

        7.2     REGULATORY RESPONSIBILITY.

                (a) NOVAVAX Products. All regulatory matters regarding the NOVAVAX Products shall remain under the control of NOVAVAX, subject to the participation by KING in matters related to the marketing of the NOVAVAX Products to OB/GYN's in the Territory. Notwithstanding the foregoing, NOVAVAX shall promptly provide KING with copies of all communications received from any regulatory agency or authority concerning the NOVAVAX Products or any Marketing Materials related to the NOVAVAX Products and shall submit copies of all such communications and filings to be made to any regulatory agency or authority for prior review and comment within five (5) business days. NOVAVAX shall provide adequate notice to KING and shall include KING in all meetings with the FDA, electronic, in person, or otherwise. NOVAVAX shall give due consideration to all comments timely made by KING and shall notify KING, in writing, if it declines to address any such comments, stating the reason therefor.

                (b) KING Products. All regulatory matters regarding the KING Products shall remain under the control of KING, subject to the participation by NOVAVAX in matters related to the marketing of the KING Products to OB/GYN's in the Territory. Notwithstanding the foregoing, KING shall promptly provide NOVAVAX with copies of all communications received from any regulatory agency or authority concerning the KING Products or any Marketing Materials and shall submit copies of all communications and filings to be made to any regulatory agency or authority for prior review and comment within five (5) business days. KING shall provide adequate notice to NOVAVAX and shall include NOVAVAX in all meetings with the FDA, electronic, in person, or otherwise. KING shall give due consideration to all comments timely made by NOVAVAX and shall notify NOVAVAX, in writing, if it declines to address any such comments, stating the reason therefor.

        7.3     EFFICACY AND SAFETY INFORMATION.

                (a) NOVAVAX Products. NOVAVAX shall furnish KING with efficacy and safety information in its possession as reasonably requested by KING to assist KING in promoting the NOVAVAX Products to OB/GYN's in the Territory, including without limitation relevant clinical and safety data included in the NDA for the NOVAVAX Products and additional information, if any, related to the efficacy and safety profile of the NOVAVAX Products. Except for that information that is to be disclosed to OB/GYN's in connection with conducting Details, such information shall be treated as Confidential and Proprietary Information pursuant to Section 12 of this Agreement and shall not be disclosed to third parties without NOVAVAX's prior written approval or direction.

                (b) KING Products. KING shall furnish NOVAVAX with efficacy and safety information reasonably requested by NOVAVAX to assist NOVAVAX in promoting the KING Products to OB/GYN's in the Territory, including without limitation relevant clinical and safety data included in the NDA for the KING Products and additional information, if any, related to the efficacy and safety profile of the KING Products. Except for that information that is to be disclosed to OB/GYN's in connection with conducting Details, such information shall be treated as confidential and proprietary information pursuant to Section 12 of this Agreement and shall not be disclosed to third parties without KING's prior written approval or direction.

        7.4     NOTICE OF ADVERSE EVENTS.

                (a) Each party shall promptly notify the other party of any event(s) that materially affect(s) or could materially affect the marketing of the Copromote Products, including without limitation adverse drug reactions and governmental inquiries.

                (b) NOVAVAX Products. Serious Adverse Events for the NOVAVAX Products learned of by KING shall be submitted in writing to NOVAVAX within two
(2) business days from the date of learning thereof by KING. Non-Serious Adverse Events for the NOVAVAX Products learned of by KING shall be submitted in writing to NOVAVAX no more than five (5) business days from the date of learning thereof by KING. NOVAVAX and/or its Affiliates shall have the sole responsibility for reporting and responding to such events to applicable regulatory authorities in the Territory; provided, that KING may take such actions (including issuing such reports) as it determines is required by applicable law. NOVAVAX shall promptly provide KING with copies of all periodic reports and product safety update reports relating to the NOVAVAX Products which are filed or received from third parties. Notwithstanding the foregoing, within one hundred twenty (120) days after the Effective Date, the parties shall meet and establish a standard operating procedure ("SOP") addressing the responsibilities of each party with respect to adverse event reporting, which SOP shall supercede this Section 7.4, it being understood, however, that with regard to the NOVAVAX Products, NOVAVAX shall have the responsibility of reporting all adverse events to the appropriate regulatory authorities.

                (c) KING Products. Serious Adverse Events for the KING Products learned of by NOVAVAX shall be submitted in writing to KING within two
(2) business days from the date of learning thereof by NOVAVAX. Non-Serious Adverse Events for the KING Products learned of by NOVAVAX shall be submitted in writing to KING no more than five (5) business days from the date of learning thereof by NOVAVAX. KING and/or its Affiliates shall have the sole responsibility for reporting and responding to such events to applicable regulatory authorities in the Territory; provided, that NOVAVAX may take such actions (including issuing such reports) as it determines is required by applicable law. KING shall promptly provide NOVAVAX with copies of all periodic reports and product safety update reports relating to the KING Products which are filed or received from third parties. Notwithstanding the foregoing, within one hundred twenty (120) days after the Effective Date, the parties shall meet and establish an SOP addressing the responsibilities of each party with respect to adverse event reporting, which SOP shall supercede this Section 7.4, it being understood, however, that with regard to the KING Products, KING shall have the responsibility of reporting all adverse events to the appropriate regulatory authorities.

        7.5     PRODUCT TECHNICAL COMPLAINTS AND RECALLS.

                (a) NOVAVAX Products. NOVAVAX shall have the sole authority and responsibility to respond to any regulatory agencies, including without limitation the FDA, to respond to NOVAVAX Product Technical Complaints and medical complaints and to handle all returns, recalls or market withdrawals of the NOVAVAX Products in accordance with applicable law, at NOVAVAX's cost and expense; provided, however, that if any such returns, recalls or market withdrawals of the NOVAVAX Products are caused solely by actions or inactions by KING constituting a breach of the provisions of this Agreement or a violation of applicable law, KING, as NOVAVAX's sole remedy, shall bear all reasonable Direct Costs associated with such actions or inactions in connection therewith, provided, however, that KING shall have no obligation to reimburse NOVAVAX for any incidental or consequential damages incurred in connection therewith, including, without limitation, any lost profits. Prior to the NOVAVAX Product Initiation Date, the PMC shall adopt an SOP for handling NOVAVAX Product Technical Complaints, medical inquiries and adverse event information received by the parties not otherwise specified in this Agreement. The PMC shall revise the SOP from time to time during the Term as the PMC deems necessary.

                (b) KING Products. KING shall have the sole authority and responsibility to respond to any regulatory agencies, including without limitation the FDA, to respond to KING Product Technical Complaints and medical complaints and to handle all returns, recalls or market withdrawals of the KING Products in accordance with applicable law, at KING's cost and expense; provided, however, that if any such returns, recalls or market withdrawals of the KING Products are caused solely by actions or inactions by NOVAVAX constituting a breach of the provisions of this Agreement or a violation of applicable law, NOVAVAX, as KING's sole remedy, shall bear all reasonable Direct Costs associated with such actions or inactions in connection therewith, provided, however that NOVAVAX shall have no obligation to reimburse KING for any incidental or consequential damages incurred in connection therewith, including, without limitation, any lost profits. Prior to the KING Product Initiation Date, the PMC shall adopt an SOP for handling KING Product Technical Complaints, medical inquiries and adverse event information received by the parties not otherwise specified in this Agreement. The PMC shall revise the SOP from time to time during the Term as the PMC deems necessary.

                (c) Each party shall promptly (but in any case, not later than 48 hours) notify the other party in writing of any order, request or directive of a court or other governmental authority to recall or withdraw a Copromote Product. NOVAVAX shall be solely responsible for determining whether to issue a recall or withdrawal and for the cost and expense of any such recall or withdrawal of the NOVAVAX Products, subject to reasonable consultation with KING. King shall be solely responsible for determining whether to issue a recall or withdrawal and for the cost and expense of any such recall or withdrawal of the KING Products, subject to reasonable consultation with NOVAVAX.

                (d) Because the NOVAVAX Products are manufactured by or on behalf of NOVAVAX and the underlying NDA is owned solely by NOVAVAX or an Affiliate of NOVAVAX, KING shall send NOVAVAX Product Technical Complaints to NOVAVAX. If the NOVAVAX Product Technical Complaint cannot be categorized as a B Complaint (meaning no actual or potential harm to patient), then the NOVAVAX Product Technical Complaint will be categorized as an A Complaint. A Complaints shall be sent to NOVAVAX within twenty-four (24) hours of receipt and B Complaints shall be sent within three (3) business days of receipt, but no more than four (4) calendar days from the receipt date by KING. NOVAVAX shall promptly notify KING following receipt by NOVAVAX of any NOVAVAX Product Technical Complaints.

                (e) Because the KING Products are manufactured by or on behalf of KING and the underlying NDA is owned solely by KING or an Affiliate of KING, NOVAVAX shall send KING Product Technical Complaints to KING. If the KING Product Technical Complaint cannot be categorized as a B Complaint (meaning no actual or potential harm to patient), then the KING Product Technical Complaint will be categorized as an A Complaint. A Complaints shall be sent to KING within twenty-four (24) hours of receipt and B Complaints shall be sent within three
(3) business days of receipt, but no more than four (4) calendar days from the receipt date by NOVAVAX. KING shall promptly notify NOVAVAX following receipt by KING of any KING Product Technical Complaints.

                7.6     RETURNS.

                (a) Any NOVAVAX Products returned to KING shall be shipped to the facility designated by NOVAVAX, with shipping and other Direct Costs to be paid by NOVAVAX. Risk of loss or damage with respect to NOVAVAX Products shipped to NOVAVAX under this Section 7 shall pass to NOVAVAX on delivery to a carrier designated by NOVAVAX. KING shall incur no liability of any nature in the handling of such returns unless such NOVAVAX Products were handled or stored improperly by KING.

                (b) Any KING Products returned to NOVAVAX shall be shipped to the facility designated by KING, with shipping and other Direct Costs to be paid by KING. Risk of loss or damage with respect to the KING Products shipped to KING under this Section 7 shall pass to KING on delivery to a carrier designated by KING. NOVAVAX shall incur no liability of any nature in the handling of such returns unless such KING Products were handled or stored improperly by NOVAVAX.

        7.7     NOTICE OF GOVERNMENT INSPECTIONS.

                (a) NOVAVAX agrees that, to the extent it becomes aware of the results, observations and/or outcome of any inspections or audits of the facilities or operations involved in the manufacture, processing, testing or packaging of the Copromote Products conducted by governmental agencies, including without limitation the FDA, NOVAVAX will notify KING of any such information as it relates to the Copromote Products within three (3) days of obtaining the information. NOVAVAX will provide KING copies of reports of quality audits conducted by NOVAVAX and will apprise KING of material manufacturing issues affecting supply of the Copromote Products.

                (b) KING agrees that, to the extent it becomes aware of the results, observations and/or outcome of any inspections or audits of the facilities or operations involved in the manufacture, processing, testing or packaging of the Copromote Products conducted by governmental agencies, including without limitation the FDA, KING will notify NOVAVAX of any such information as it relates to the Copromote Products within three (3) days of obtaining the information. KING will provide NOVAVAX copies of reports of quality audits conducted by KING and will apprise NOVAVAX of material manufacturing issues affecting supply of the Copromote Products.

        7.8     GOVERNMENT INQUIRIES.

                Upon being contacted by the FDA or any other federal, state or local agency for any regulatory purpose pertaining specifically to this Agreement or to the Copromote Products, a party shall immediately notify the other party. Either party may permit unannounced FDA or similar unannounced inspections of Copromote Products or facilities and respond to the extent necessary to comply with its obligations under applicable law. Each party shall provide the other with notices of any other inspection and shall allow that party to participate to the extent necessary in the sole opinion of that party, in such inspections and responses pertaining to the Copromote Products.

        7.9     MEDICAL INQUIRIES.

                (a) NOVAVAX Products. NOVAVAX shall handle all medical inquiries concerning the NOVAVAX Products. KING shall refer all medical information requests and/or medical inquiries to NOVAVAX in accordance with the procedures set forth in the SOP referred to in Section 7.5.

                (b) KING Products. KING shall handle all medical inquiries concerning the KING Products. NOVAVAX shall refer all medical information requests to the Regulatory Affairs department of KING in accordance with the procedures set forth in the SOP referred to in Section 7.5.

8.      MANAGEMENT COMMITTEE

        8.1     ESTABLISHMENT OF THE PMC.

                The parties hereto recognize that it is in the best interests of both parties to (a) maximize the sales of and profits arising from the Copromote Products in the Territory and (b) optimize the marketing of the Copromote Products in the Territory during the Term and to coordinate the activities of both parties with respect to the promotion of the Copromote Products in the Territory. Accordingly, the parties hereby establish a management committee (the "Product Management Committee" or "PMC") made up of three (3) representatives of each party. One of KING's senior representatives shall chair the PMC. Both parties shall have the right from time to time to substitute individuals, on a permanent or temporary basis, for any of its previously designated members of the PMC. The members appointed by each party shall be vested with appropriate decision-making authority and power with respect to the promotion and marketing of the Copromote Products by such party. Members of each such committee shall be employees of the parties (or their Affiliates), respectively, and shall not be outside consultants, independent contractors or outside legal counsel, but such Persons are permitted to attend meetings of the PMC. Each party shall bear its own costs associated with its participation on the PMC.

        8.2     PURPOSE AND RESPONSIBILITIES OF THE PMC.

                The purpose of the PMC is to oversee the marketing and promotion of the Copromote Products by the parties as contemplated by this Agreement by coordinating the marketing and promotional efforts of the parties in the Territory and maximizing the sales thereof. Accordingly, in addition to the specific matters addressed elsewhere in this Agreement, and subject to the other provisions of this Agreement the PMC shall approve the following:

                (a) marketing and promotion activities for the Copromote Products in the Territory;

                (b) the annual Marketing Plan for the Copromote Products and related Budget of Net Sales and Marketing Expenses for use in the Territory;

                (c) the market definition against which the Copromote Products will be measured in the Territory;

                (d) Copromote Product production forecasts for the Territory;

                (e)     Marketing Expenses in the Territory;

                (f) targets for sales force staffing, number and frequency of quarterly and annual Details in the Territory;

                (g) Copromote Product positioning, strategy and objectives in the Territory;

                (h) determining the format and quantities of promotional sales, marketing and educational materials for the Copromote Products which will be provided to the OB/GYN's called upon in the Details by either party's sales representatives in the Territory;

                (i) quantities and schedule of delivery of samples of the Copromote Products to be provided by NOVAVAX to each party's sales representatives and to the OB/GYN's called upon in the Details by each party's sales force in the Territory; and

                (j)     managed health care strategy tactics in the Territory.

        8.3     PMC MEETINGS.

                During the Term of this Agreement, the PMC shall meet: (a) at least once each Agreement Quarter on a date and at a location to be agreed to by the PMC, and (b) upon written notice by either party to the other that a meeting is required or requested, in which case a meeting will be held within thirty
(30) calendar days of such notice on a date and at a location to be agreed to by the parties, or sooner if warranted by circumstances. Notice requesting a meeting shall include adequate information describing the activity to be reviewed. Any meetings of the PMC may be held in person at a location to be agreed to by the parties, or by videoconference or teleconference. Other representatives of the parties may attend PMC meetings as consultants or advisors to the participants. At least one week prior to any meeting of the PMC, each of the parties shall provide the other party with a proposed agenda of the matters to be discussed at such meeting. The parties shall agree, at the first meeting of the PMC, upon procedures for maintaining meeting minutes. If the parties cannot agree upon a time and location, then the PMC Chairman shall designate, in his sole discretion, a reasonable time and location.

        8.4     VOTE AND APPROVAL.

                The PMC may take action on a matter at a meeting only if a quorum exists with respect to that matter. The attendance of at least two (2) members of the PMC of each party at a meeting shall constitute a quorum for the transaction of business. Each member of the PMC shall be entitled to cast one
(1) vote on any matter to be acted upon at any meeting of the PMC. All decisions made by the PMC shall require a unanimous vote by the members of the PMC present at the meeting. Any action required or permitted to be taken at any meeting of the

PMC may be taken without a meeting if the action is taken by all members of the PMC. The action must be evidenced by one or more written consents describing the action taken and signed by each member of the PMC.

        8.5     MARKETING PLAN AND BUDGET.

                On or prior to October 31 of each year during the Term of this Agreement, the parties shall develop a Marketing Plan and the related Budget for the following calendar year and submit such Marketing Plan to the PMC for approval; provided, that the Marketing Plan with respect to the KING Products for the period beginning with the KING Product Initiation Date shall be developed by the parties and submitted for the approval of the PMC on or prior to the KING Product Initiation Date, and the Marketing Plan with respect to the NOVAVAX Products for the period beginning with the NOVAVAX Product Initiation Date shall be developed by the parties and submitted for the approval of the PMC on or prior to the NOVAVAX Product Initiation date. Each Marketing Plan shall set forth the manner in which the Copromote Products are to be promoted and Detailed in the Territory during the period to which the Marketing Plan relates and shall include, at a minimum: (a) the minimum number of quarterly and annual Details to be provided by each party and targets therefor which shall be allocated in a professionally equitable manner (the "Minimum Targeted Details");
(b) Copromote Product positioning, strategy and tactics with supporting advertising and promotional activity to be undertaken; (c) the Budget, including, without limitation, direct to consumer advertising, if any; (d) any training and/or sampling programs to be conducted; (e) medical and education programs to be conducted; (f) public relations activities; (g) medical conventions to be attended; and (h) such other information relating to the marketing of the Copromote Products as deemed advisable by the PMC. Neither party shall make any material change in any previously approved Marketing Plan without the prior written approval of the PMC. Additionally, within one hundred twenty (120) days after the Effective Date, NOVAVAX shall submit to the PMC for review and approval an initial NOVAVAX Product production forecast, and KING shall submit to the PMC for review and approval an initial KING Product production forecast.

        8.6     ADDITIONAL STUDIES, LINE EXTENSIONS AND NEW PRODUCTS.

                (a) Any proposals for additional clinical studies of any NOVAVAX Product, including, without limitation, Phase IV studies and clinical studies for purposes of expanding the indications or otherwise changing the label for such NOVAVAX Product shall be submitted to the PMC for consideration, whether such studies are proposed by KING or NOVAVAX.

                        (i) If KING, in its sole discretion, elects to equally share with NOVAVAX and actually pays those Direct Costs for such study for which NOVAVAX will be responsible, KING shall be entitled to receive fifty percent

(50%) of any revenues that NOVAVAX may receive in connection with such study. If KING, in its sole discretion, elects not to share in the costs of such study, NOVAVAX shall be free to proceed with such study and KING shall have no right to receive any portion of any revenue NOVAVAX receives in connection therewith so long as such revenues are clearly identifiable and separable.

                        (ii) If NOVAVAX, in its sole discretion, elects to equally share with KING and actually pays those Direct Costs for such study for which KING will be responsible, NOVAVAX shall be entitled to receive fifty percent (50%) of any revenues that KING may receive in connection with such study. If NOVAVAX, in its sole discretion, elects not to share in the costs of such study, KING shall be free to proceed with such study and NOVAVAX shall have no right to receive any portion of any revenue KING receives in connection therewith so long as such revenues are clearly identifiable and separable.

                (b) Any proposals for development of additional NOVAVAX Products, including, without limitation, new formulations and line extensions, shall be submitted to the PMC for consideration, whether such development activities are proposed by NOVAVAX or KING. If KING, in its sole discretion, elects to equally share with NOVAVAX and actually pays those Direct Costs for such development activities for which NOVAVAX will be responsible, KING shall be entitled to receive fifty percent (50%) of any revenues that NOVAVAX actually receives from sales of products resulting from such development activities and any such additional products shall become NOVAVAX Products under this Agreement. If KING, in its sole discretion, elects not to share in the costs of such development activities, NOVAVAX shall be free to proceed with such development activities and KING shall have no right to receive any portion of any revenues in connection therewith so long as such revenues are clearly identifiable and separable and such additional products shall not be considered to be NOVAVAX Products under this Agreement (i.e., NOVAVAX will have the right to receive all the benefits in connection with such additional products and KING shall have no obligations in connection therewith).

        8.7     DISPUTE RESOLUTION.

                (a) The parties recognize that disputes as to certain matters may from time to time arise during the Term of this Agreement that relate to either party's rights and/or obligations hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the parties agree to follow the procedures set forth in this Section 8.7 if and when a dispute arises under this Agreement.

                (b) Unless otherwise specifically recited in this Agreement, disputes between the parties under this Agreement shall be first referred to the

PMC by either party as soon as reasonably possible after such dispute has arisen. If the PMC is unable to resolve such a dispute within fifteen (15) days of being requested by a party to resolve such dispute, either party may, by written notice to the other, have such dispute referred to their respective executive officers designated below or their designees, for attempted resolution by negotiations within thirty (30) days after such notice is received. The designated officers are as follows:

                        For NOVAVAX: President of Novavax, Inc.

                        For KING: President of KING Pharmaceuticals, Inc.

                        Any dispute that cannot be resolved within thirty (30) calendar days after submission to the designated officers shall be submitted for arbitration in accordance with the rules of the American Arbitration Association, and the award or decision made by the arbitrator(s) designated pursuant to the American Arbitration Association rules of arbitration shall be binding upon the parties hereto and a judgment consistent therewith may be entered in any court of competent jurisdiction; provided, however, that nothing herein contained shall preclude a party from seeking equitable remedies in a court of competent jurisdiction in order to enforce the provisions of Section 16 hereof. Any proceeding brought by NOVAVAX against KING shall be brought in a state or federal court in Tennessee. Any proceeding brought by KING against NOVAVAX shall be brought in a state or federal court in Maryland.

                (c) Notwithstanding Section 8.7(b), if the PMC proposes a modification to a previously approved Marketing Plan and such modification is expected to have a material adverse impact on the results of operations of one of the parties then the individuals identified in Section 8.7(b) shall mutually agree to such modifications prior to the implementation thereof.

9.      FEES AND EXPENSES

        9.1     CONSIDERATION FEE.

                (a) NOVAVAX Products. Within forty-five (45) days after the end of each calendar quarter during the Term, NOVAVAX shall pay to KING (by wire transfer of immediately available funds to an account designated by KING to NOVAVAX in writing) an amount ("NP Consideration Fee") equal to fifty percent (50%) of the Net Sales of the NOVAVAX Products in the Territory during such quarter minus fifty percent (50%) of the Net Costs of NOVAVAX Products in the Territory during such quarter; provided, however, that NOVAVAX shall be solely responsible for the Net Costs of NOVAVAX Products to the extent that such Net Costs, as a percentage of Net Sales, exceed seventeen percent (17%) during any calendar quarter. By way of example only, Exhibit 9.1 reflects a sample calculation of the NP Consideration Fee.

                (b) KING Products. Within forty-five (45) days after the end of each calendar quarter during the Term, KING shall pay to NOVAVAX (by wire transfer of immediately available funds to an account designated by NOVAVAX to KING in writing) an amount ("KP Consideration Fee") equal to (i) fifty percent (50%) of the Incremental Sales for the KING Products during such quarter (calculated using the baseline sales figures on Exhibit 9.1(b)) minus (ii) fifty percent (50%) of the Incremental Costs for the KING Products during such quarter. By way of example only, Exhibit 9.1 reflects a sample calculation of the KP Consideration Fee.

        9.2     MILESTONE PAYMENTS.

                KING shall pay NOVAVAX Five Million Dollars ($5,000,000) if (i) the NDA for ESTRASORB(TM) is accepted for filing by the FDA on or before June 30, 2001; and (ii) NOVAVAX provides KING with the Consultant Opinion Letters required to be delivered pursuant to Section 5(a) of that certain Note Purchase Agreement dated as of December 19, 2000 by and between King and Novavax (the "Note Purchase Agreement"), King shall pay NOVAVAX Two Million Five Hundred Thousand Dollars ($2,500,000) if (i) the NDA for ESTRASORB(TM) is accepted for filing by the FDA after June 30, 2001, but on or before September 30, 2001; and
(ii) NOVAVAX provides KING with the Consultant Opinion Letters required to be delivered pursuant to Section 5(a) of the Note Purchase Agreement.

        9.3     RESIDUAL PAYMENTS.

                (a) Payments by NOVAVAX. If this Agreement shall expire at the end of the Initial Term and KING shall not have elected (or shall not have the right to elect) to extend the Initial Term with respect to the NOVAVAX Products for the Extended Promotion Term, then for the twenty-four (24) month period after the date of such expiration: (i) NOVAVAX shall make residual payments (the "Residual Payments") to KING equal to twenty-five percent (25%) of Net Sales of the NOVAVAX Products during such period, and (ii) shall conduct its business involving the marketing and sale of the NOVAVAX products only in the ordinary course and shall not affect the time of any sales of the NOVAVAX Products in order to affect the amount of Net Sales for such period. Within forty-five (45) days after the end of each calendar quarter (or part thereof) during such period, NOVAVAX shall pay to KING (by wire transfer of immediately available funds to an account designated by KING to NOVAVAX in writing) an amount equal to the Residual Payments accrued but unpaid through the end of such calendar quarter.

                (b) Payments by KING. For the twenty-four (24) month period after the date of expiration of this Agreement: (i) KING shall make Residual Payments to NOVAVAX equal to twenty-five percent (25%) of Incremental Sales of the KING Products during such period, and (ii) shall conduct its business involving the marketing and sale of the KING products only in the ordinary course and shall not affect the time of any sales of the KING Products in order to affect the amount of Net Sales for such period. Within forty-five (45) days after the end of each calendar quarter (or part thereof) during such period, KING shall pay to NOVAVAX (by wire transfer of immediately available funds to an account designated by NOVAVAX to KING in writing) an amount equal to the Residual Payments accrued but unpaid through the end of such calendar quarter.

        9.4     MARKETING EXPENSES.

                (a) In accordance with Section 8.5, as part of the Marketing Plan, the parties shall develop a Budget of Marketing Expenses and submit such Marketing Plan to the PMC for approval for each calendar year during the Term. The parties acknowledge and agree that the Marketing Expenses approved by the PMC in the Budget shall be shared equally by the parties.

                (b) NOVAVAX Products. NOVAVAX shall initially pay for all Marketing as such Marketing Expenses are incurred for NOVAVAX Products and shall keep accurate and reasonably detailed records of such payments. NOVAVAX shall provide KING with a weekly update of an estimate of the Marketing Expenses and other PMC approved miscellaneous expenses incurred by NOVAVAX during the previous week within fifteen (15) days after the end of each month. NOVAVAX shall provide KING with a detailed statement of Marketing Expenses and other PMC-approved miscellaneous expenses incurred during such month along with an invoice for KING's share thereof, which invoice will be payable, less any credits for Marketing Expenses and other PMC-approved miscellaneous expenses incurred and paid by KING within fifteen (15) days of KING's receipt thereof. KING shall also provide NOVAVAX with a weekly update of an estimate of the Marketing Expenses and other PMC approved miscellaneous expenses incurred and paid (other than to NOVAVAX) by it during the previous week and within fifteen
(15) days after the end of each month, KING shall provide NOVAVAX with a detailed statement of all Marketing Expenses and other PMC-approved miscellaneous expenses incurred by KING during such month. Within thirty (30) days after the end of each calendar quarter during the Term, NOVAVAX shall prepare a reconciliation statement of Marketing Expenses incurred by each party during such calendar quarter. If such reconciliation statement shall show that either party reasonably incurred and paid Marketing Expenses and other PMC-approved miscellaneous costs and expenses in excess of the amount payable by such party, and that the other party incurred and paid Marketing Expenses below the amount payable by such party, then within thirty (30) days after such reconciliation statement is submitted to KING, the underpaying party shall reimburse the other party for the amount of such underpayment. Any overpayment which is not reimbursed in accordance with the foregoing sentence shall be credited to Marketing Expenses payable by the overpaying party in the following calendar year, up to an amount equal to five percent (5%) of the amount that was payable by such party pursuant to this Section 9.4(b) as applicable, in the year to which the overpayment relates, and the remainder of any such unreimbursed overpayment shall be repaid as determined by the PMC.

                (c) KING Products. KING shall initially pay for all Marketing as such Marketing Expenses are incurred for KING Products and shall keep accurate and reasonably detailed records of such payments. KING shall provide NOVAVAX with a weekly update of an estimate of the Marketing Expenses incurred during the previous week within fifteen (15) days after the end of each month. KING shall provide NOVAVAX with a detailed monthly statement of Marketing Expenses and other PMC-approved miscellaneous expenses related to Incremental Sales incurred during such month along with an invoice for NOVAVAX's share thereof, which invoice will be payable, less any credits for Marketing Expenses and other PMC-approved miscellaneous expenses incurred and paid by NOVAVAX within fifteen (15) days of NOVAVAX's receipt thereof. NOVAVAX shall also provide KING with a weekly update of an estimate of the Marketing Expenses and other PMC-approved miscellaneous expenses incurred by it during the previous week and within fifteen (15) days after the end of each month, NOVAVAX shall provide KING with a detailed statement of all Marketing Expenses and other PMC-approved miscellaneous expenses incurred by NOVAVAX during such month. Within thirty (30) days after the end of each calendar quarter during the Term, KING shall prepare a reconciliation statement of Marketing Expenses incurred by each party during such calendar quarter. If such reconciliation statement shall show that either party reasonably incurred and paid Marketing Expenses and other PMC-approved miscellaneous costs and expenses in excess of the amount payable by such party, and that the other party incurred and paid Marketing Expenses below the amount payable by such party, then within thirty (30) days after such reconciliation statement is submitted to NOVAVAX, the underpaying party shall reimburse the other party for the amount of such underpayment. Any overpayment which is not reimbursed in accordance with the foregoing sentence shall be credited to Marketing Expenses payable by the overpaying party in the following calendar year, up to an amount equal to five percent (5%) of the amount that was payable by such party pursuant to this Section 9.4(c) as applicable, in the year to which the overpayment relates, and the remainder of any such unreimbursed overpayment shall be repaid as determined by the PMC.

        9.5     EXCESS DETAIL COSTS.

                If, during any calendar year during the Term, a party reasonably determines, based on the NOVAVAX Detail Reports or the KING Detail Reports, as the case may be, that the other party is failing to conduct the minimum number or percentage of Details (the "Minimum Targeted Details") for the NOVAVAX Products required to be conducted by such other party by the Marketing Plan for such year, then such party may elect to conduct a greater number of Details for the NOVAVAX Products than the Minimum Targeted Details for such party (such greater number of Details, the "Excess Details"). A party conducting Excess Details for the NOVAVAX Products shall notify the other party promptly in writing following the Agreement Quarter in which such Excess Details were conducted, and within thirty (30) days after receipt of such notice, the other party shall pay to such party an amount equal to two (2) times the then current Detail Cost multiplied by the number of such Excess Details; provided, that any payments to a party under this Section 9.5 on Details for the NOVAVAX Products in excess of one hundred five percent (105%) of the Minimum Targeted Details for such party for any calendar year shall be subject to the prior approval of the PMC.

        9.6     OTHER MISCELLANEOUS COSTS AND EXPENSES.

                Except as otherwise expressly provided in this Agreement, KING and NOVAVAX shall each pay one-half (1/2) of all costs and expenses, which are specifically approved by the PMC; provided, however that this Section 9.6 shall not be construed to require KING or any of its Affiliates to manufacture the NOVAVAX Products or samples of the NOVAVAX Products, nor shall it be construed to require NOVAVAX or any of its Affiliates to manufacture the KING Products or samples of the KING Products.

        9.7     COSTS SAVINGS.

                (a) If KING is able to assist NOVAVAX in reducing NOVAVAX's cost of goods of any NOVAVAX Product, then NOVAVAX shall pay to KING one half (1/2) of the resulting cost savings and the parties shall in good faith establish arrangements for making such payments; provided, however, this Section
9.7 shall not be construed or interpreted to require KING or any of its Affiliates to manufacture any NOVAVAX Product or any active ingredients or to provide any components or labeling.

                (b) If NOVAVAX is able to assist KING in reducing KING's cost of goods of any KING Product, then KING shall pay to NOVAVAX one half (1/2) of the resulting cost savings and the parties shall in good faith establish arrangements for making such payments; provided, however, this Section 9.7 shall not be construed or interpreted to require NOVAVAX or any of its Affiliates to manufacture any KING Product or any active ingredients or to provide any components or labeling.

10.     RECORDKEEPING AND AUDITS

        10.1    MAINTENANCE OF BOOKS AND RECORDS.

                Each party shall maintain complete and accurate books and records in sufficient detail, in accordance with GAAP and all applicable laws, rules, ordinances and regulations, to enable verification of the performance of such party's obligations under this Agreement. Such records shall be maintained for a period of twenty-four (24) months after the end of the Term or longer if required by applicable law.

        10.2    PAYMENT AUDITS.

                (a) Either party (herein, the "Auditing Party") may demand, no more than once during any calendar year from the KING Product Initiation Date until two (2) years following the end of the Term, an audit of the relevant books and records of the other party (herein, the "Audited Party") in order to verify the Audited Party's reports on the matters addressed in this Agreement. Upon no less than fifteen (15) days' prior written notice to the Audited Party, the Audited Party shall grant access to members of a nationally recognized independent public accounting firm selected by the Auditing Party to the relevant books and records of the Audited Party in order to conduct a review or audit thereof. Such access shall be available during normal business hours. The accountants shall report their conclusions and calculations to the Auditing Party and the Audited Party; provided, that in no event shall the accountants disclose any information of the Audited Party except to the extent necessary to verify the Audited Party's reporting and other compliance with the terms of this Agreement and, at the request of the Audited Party, such accountants will execute appropriate non-disclosure agreements. Except as hereinafter set forth, the Auditing Party shall bear the full cost of the performance of any such audit. Any information obtained from an audit under this Section 10.2 shall be deemed Confidential and Proprietary Information of the Audited Party.

                (b) If, as a result of any audit of the books and records of the Audited Party, it is shown that the Audited Party's payments to the Auditing Party under this Agreement with respect to the period of time audited were less than the amount which should have been paid to the Auditing Party pursuant to this Agreement, then the Audited Party shall pay to the Auditing Party the amount of such shortfall within thirty (30) days after the Auditing Party's demand therefor. If, as a result of any audit of the books and records of Audited Party, it is shown that the Audited Party's payments to the Auditing Party under this Agreement with respect to the period of time audited were more than the amount which should have been paid to the Auditing Party pursuant to this Agreement, then the Auditing Party shall pay to the Audited Party the amount of such overpayment within thirty (30) days after the Audited Party's demand therefor. In addition, if any amount payable by the Audited Party pursuant to this Section 10.2 is more than the amount which should have originally been paid pursuant to this Agreement by an amount in excess of ten percent (10%) of the payments actually made with respect to the period in question, then the Audited Party shall also reimburse the Auditing Party for its documented reasonable out-of-pocket costs and expenses incurred in connection with the audit.

        10.3    COMPLIANCE AUDITS.

                In addition to the access and audit rights of the parties set forth in Section 10.2, no more than once during any calendar year during the Term, each party shall, and shall cause its Affiliates to, afford to the other party reasonable access during normal business hours (and at such other times as the parties may mutually agree) to the relevant books, records and other information of such party upon reasonable prior notice from the other party may reasonably request in order to monitor such party's compliance with such party's obligations under the applicable Marketing Plan and its other non-monetary obligations under this Agreement. Such access shall be available during normal business hours. Any inspection conducted by either party pursuant to this
Section 10.3 shall be at the sole cost and expense of such party.

11.     TERM AND TERMINATION

        11.1    TERM OF AGREEMENT.

                (a) The initial term of this Agreement (the "Initial Term") shall commence as of the Effective Date hereof and, unless terminated sooner or extended as provided below, shall continue until the last to expire of any patent rights covering the NOVAVAX Products which grant exclusivity to the marketing of the NOVAVAX Products (the Initial Term, as extended or sooner terminated, the "Term").

                (b) If NOVAVAX (or any of its Affiliates) shall obtain any additional patent or other exclusive rights with respect to the manufacturing, sale, marketing or promotion of the NOVAVAX Products, and such rights shall have a term which extends beyond the Initial Term ("Additional Exclusivity Rights"), then NOVAVAX shall so notify KING promptly and KING may, in its sole discretion, elect to extend the Initial Term until the expiration or termination of such Additional Exclusivity Rights (the "Extended Promotion Term"); provided, however, that KING shall not be entitled to extend the Initial

Term pursuant to this Section 11.1(b) if KING shall then be in breach or default of this Agreement in any material respect. If KING shall elect to extend the Initial Term pursuant to this Section 11.1(b), then KING shall provide written notice thereof to NOVAVAX at least sixty (60) days prior to the expiration of the Initial Term, in which case the terms and conditions of this Agreement shall remain in full force and effect until the expiration of the Extended Promotion Term, unless terminated sooner as provided herein. In connection with any extension of the Initial Term pursuant to this Section 11.1(b), the parties shall in good faith enter into such amendments or modifications to this Agreement that may be necessary or appropriate to implement the terms and conditions of this Agreement, as modified or supplemented by the Additional Exclusivity Rights; provided, that the extension provided under this Section 11.1(b) shall not be subject to agreement on such amendments or modifications, and failing such agreement this Agreement shall continue in full force and effect.

        11.2    TERMINATION BY NOVAVAX.

                (a) NOVAVAX shall have the right to terminate this Agreement except as provided in Section 11.4 below, at any time upon written notice to KING, if KING breaches in a material way any of the representations, warranties, covenants or agreements set forth in this Agreement or otherwise materially defaults in the performance of any of its duties or obligations under this Agreement, which breach or default shall not be cured within sixty (60) days after written notice is given to KING specifying the breach or default.

                (b) NOVAVAX shall have the right to terminate this Agreement with respect to any KING Product upon thirty (30) days' prior notice to KING if there has been a material adverse change in the market for such KING Product in the Territory such as a recall or withdrawal of such KING Product, or a safety problem related to such KING Product, which was not remedied by KING within sixty (60) days after receiving notice of such change.

                (c) To the extent permitted by law, NOVAVAX shall have the right to terminate this Agreement immediately upon notice to KING, if KING is declared bankrupt or insolvent where there is an assignment for the benefit of creditors, or if a receiver is appointed or proceedings commenced, (and not dismissed within ninety (90) days) voluntarily or involuntarily, under any bankruptcy or similar law.

        11.3    TERMINATION BY KING.

                KING shall have the right to terminate this Agreement, in its sole discretion, as follows:

                (a) at any time on or before June 30, 2001 or immediate notice, in the event that KING, in conducting its continued due diligence on the NOVAVAX

Products, determines, in its sole discretion, that there are safety or efficacy concerns relating to the NOVAVAX Products;

                (b) immediately upon written notice to NOVAVAX, if (i) the FDA shall not have given written notice to NOVAVAX that the FDA has accepted the NDA for the ESTRASORB(TM) Model Claims on or prior to March 31, 2002, or (ii) KING is advised between March 31, 2002 and December 31, 2002, by a nationally recognized pharmaceuticals consulting firm, that the FDA is not expected to approve the NDA for the ESTRASORB(TM) by December 31, 2002;

                (c) within sixty (60) days after the third anniversary of the NOVAVAX Product Initiation Date, upon sixty (60) days' written notice to NOVAVAX if annualized Net Sales of the NOVAVAX Products, based on the run rate over the preceding six (6) months are less than Fifty Million dollars ($50,000,000);

                (d) except as provided in Section 11.4 below, at any time upon written notice to NOVAVAX, if NOVAVAX breaches in a material way any of the representations, warranties, covenants or agreements set forth in this Agreement or otherwise materially defaults in the performance of any of its duties or obligations under this Agreement, which breach or default shall not be cured within sixty (60) days after written notice is given to NOVAVAX specifying the breach or default;

                (e) upon thirty (30) days' prior notice to NOVAVAX if there has been a material adverse change in the market for a NOVAVAX Product in the Territory such as a recall or withdrawal of such NOVAVAX Product, or a safety problem related to such NOVAVAX Product;

                (f) with respect to any KING Product, upon thirty (30) days' prior notice to NOVAVAX if there has been a material adverse change in the market for such KING Product in the Territory such as a recall or withdrawal of such King Product, or a safety problem related to such KING Product; or

                (g) immediately upon notice to NOVAVAX, to the extent permitted by law, if NOVAVAX is declared bankrupt or insolvent where there is an assignment for the benefit of creditors, or if a receiver is appointed or proceedings commenced (and not dismissed within ninety (90) days), voluntarily or involuntarily, under any bankruptcy or similar law.

                (h) an "Event of Default" shall have occurred under that certain 4% Convertible Senior Note, dated December 19, 2000, made by NOVAVAX to KING.

        11.4    FAILURE TO MEET DETAIL REQUIREMENTS.

                Notwithstanding any provision in this Agreement to the contrary, in the event that either party (the "Nonperforming Party") fails to perform at least ninety percent (90%) of the minimum number of Details it is required to perform during any calendar year and the other party has performed at least ninety percent (90%) of the minimum number of Details it is required to perform during such calendar year, such other party shall have sixty (60) days from its receipt of the Nonperforming Party's final Detail Report for such calendar year to notify the Nonperforming Party that it is in breach of such obligations, in which event the Nonperforming Party shall have the opportunity to cure such default by providing a sufficient number of extra Details to make up for such short fall prior to the end of the first full calendar quarter following the calendar quarter in which the other party provides such breach notice to the Nonperforming Party. In the event the Nonperforming Party fails to so cure such default, the other party may, within thirty (30) days after the end of such calendar quarter, terminate this Agreement on sixty (60) days' prior notice to the Nonperforming Party. If the other party (i) fails to give timely notice of the Nonperforming Party's breach or of termination due to the other Nonperforming Party's failure to cure such breach in accordance with this
Section 11.4 or (ii) elects, in accordance with Section 9.5 hereof, to perform excess Details to make up the Nonperforming Party's shortfall of required Details, the other party shall be deemed to have waived its rights under this
Section 11.4 with respect to such breach, provided, however, that any such waiver shall not be construed as a waiver of such other party's rights under this Section 11.4 as to any further breaches by the Nonperforming Party. Notwithstanding the foregoing, the parties agree that the Nonperforming Party shall not be in breach of its Detailing obligations for any calendar year hereunder if the Nonperforming Party provides at least ninety percent (90%) of the minimum number of Details it is required to perform during such calendar year.

        11.5    EFFECTS OF TERMINATION.

                (a) Neither the termination nor expiration of this Agreement shall release or operate to discharge either party from any liability or obligation that may have accrued prior to such termination or expiration. Any termination of this Agreement as provided herein shall not be an exclusive remedy but shall be in addition to any remedies whatsoever that may be available to the terminating party.

                (b) Notwithstanding the giving of any notice of termination pursuant to this Section 11, each party shall continue to fulfill its obligations under this Agreement at all times until the effective date of any such termination.

        11.6    ACTIONS UPON TERMINATION.

                (a) NOVAVAX Products. Upon the termination or expiration of this Agreement for any reason with respect to the NOVAVAX Products, KING shall immediately cease all of its promotional and marketing activities for the terminated NOVAVAX Products, discontinue any use of the NOVAVAX Trademarks related to the terminated NOVAVAX Products, and return to NOVAVAX or destroy all sales training and Marketing Materials for the terminated NOVAVAX Products containing NOVAVAX Trademarks and any remaining terminated NOVAVAX Products samples (not already distributed or destroyed with destruction certified by KING). After any termination NOVAVAX shall retain the right to use any sales training and Marketing Materials developed under the auspices of the PMC during the Term of this Agreement, provided, however, that NOVAVAX shall have no further right to use KING's name or any KING Trademark or logos in connection therewith.

                (b) KING Products. Upon the termination or expiration of this Agreement for any reason with respect to the KING Products, NOVAVAX shall immediately cease all of its promotional and marketing activities for the terminated KING Products, discontinue any use of the KING Trademarks related to the terminated KING Products, and return to KING or destroy all sales training and Marketing Materials for the terminated KING Products containing KING Trademarks and any remaining terminated KING Products samples (not already distributed or destroyed with destruction certified by NOVAVAX). After any termination KING shall retain the right to use any sales training and Marketing Materials developed under the auspices of the PMC during the Term of this Agreement, provided, however, that KING shall have no further right to use NOVAVAX's name or any of the NOVAVAX Trademarks or logos in connection therewith.

        11.7    SURVIVAL.

                The representations, warranties, covenants and agreements of the parties in Sections 3.3(e), 4.3(e), 9 (to the extent applicable pursuant to Section 11.8), 10, 11, 12, 13, 14, 15 and 16 hereof shall survive any expiration or termination of this Agreement.

        11.8    PAYMENTS UPON TERMINATION.

                (a) The expiration or termination of this Agreement pursuant to this Section 11 with respect to any Copromote Product shall not release (i) either party from any obligation to pay to the other party any amounts accrued under Section 9 of this Agreement in connection with activities completed, expenses accrued and Net Sales realized for such Copromote Product with respect to the period prior to the effective date of such expiration or termination; or
(ii) if applicable, NOVAVAX from any obligation to make Residual Payments to KING;

provided, that no further amounts shall be payable under Section 9, except as provided for in this Section 11.

                (b) Within thirty (30) days after the expiration or termination of this Agreement, KING shall provide to NOVAVAX (i) a KING Detail Report for the month during which such expiration or termination occurs (and all KING Detail Reports for prior months that were required to be submitted to NOVAVAX pursuant to Section 3.3 but were not submitted); (ii) a statement of Net Sales for the KING Products during the period of January 1 of the calendar year in which such expiration or termination occurs through the effective date of such expiration or termination; (iii) a reasonably detailed statement of Marketing Expenses incurred by KING during such period; and (iv) a reasonably detailed statement of costs and expenses incurred by KING in performing Excess Details, if any, during such period.

                (c) Within thirty (30) days after the expiration or termination of this Agreement, NOVAVAX shall provide to KING (i) a NOVAVAX Detail Report for the month during which such expiration or termination occurs (and all NOVAVAX Detail Reports for prior months that were required to be submitted to KING pursuant to Section 4.3 but were not submitted); (ii) a statement of Net Sales for the NOVAVAX Products during the period of January 1 of the calendar year in which such expiration or termination occurs through the effective date of such expiration or termination; and (iii) a reasonably detailed statement of Marketing Expenses incurred by NOVAVAX during such period; and (iv) a reasonably detailed statement of costs and expenses incurred by NOVAVAX in performing Excess Details, if any, during such period.

                (d) Within thirty (30) days after receipt of such information from NOVAVAX and KING, the PMC shall determine the net amount due and or payable by KING and NOVAVAX, and such amount shall be paid by the parties within thirty (30) days after such PMC determination.

                (e) In the event of termination of this Agreement pursuant to Section 11.3(b), NOVAVAX, as KING's sole remedy for the failure to have such Model Claims approved, shall, within thirty (30) days after the effective date of such termination, pay to KING an amount equal to all Marketing Expenses paid and other PMC approved miscellaneous expenses by KING incurred under Section 9.2 and Section 9.4 hereof prior to the date of termination, less any reimbursements NOVAVAX has previously made to KING for NOVAVAX's share of such Marketing Expenses and other PMC approved miscellaneous expenses.

12.     CONFIDENTIALITY; OWNERSHIP

        12.1    CONFIDENTIAL INFORMATION.

                (a) Each party acknowledges that it may receive confidential or proprietary information of the other party in the performance of this Agreement, including without limitation information obtained or reviewed in connection with any audits or investigations performed pursuant to Section 10.2 or Section 10.3 of this Agreement. Each party shall hold confidential and shall not, directly or indirectly, disclose, publish or use for the benefit of any third party or itself, except in carrying out its duties hereunder, any confidential or proprietary information of the other party or confidential or proprietary information jointly developed by the parties, without first having obtained the furnishing party's written consent to such disclosure or use. "Confidential or Proprietary Information" shall include without limitation know-how, scientific information, clinical data, efficacy and safety data, adverse event information, formulas, methods and processes, specifications, pricing information (including discounts, rebates and other price adjustments) and other terms and conditions of sales, customer information, business plans, and all other intellectual property. This restriction shall not apply to any information within the following categories:

                        (i) is or becomes part of the public domain other than by unauthorized acts of the party obligated not to disclose such information or its Affiliates, sublicensees, consultants and contractors, as applicable;

                        (ii) can be shown by written documentation to have been disclosed to or already in the possession of the receiving party or its Affiliates or sublicensees by a third party, provided such information was not obtained by such third party directly or indirectly from the other party under this Agreement pursuant to a confidentiality agreement;

                        (iii) can be shown by written documentation to have been independently developed by the receiving party or its Affiliates without breach of any of the provisions of this Agreement by personnel without access to the confidential information;

                        (iv) is disclosed by the receiving party pursuant to interrogatories, formal requests for information or documents, subpoena, or a civil investigative demand of a court or governmental agency; provided, however, that, to the extent practicable, the receiving party notifies the other party promptly following receipt thereof so that the other may seek a protective order or other appropriate remedy to prevent or limit such disclosure, and provided further that the disclosing party furnishes only that portion of the information which it is advised by counsel is legally required and imposes such obligations of secrecy as are possible in that regard;

                        (v) is required to be disclosed by a party under any statutory, regulatory or similar legislative requirement or any rule of any stock exchange to which it or any Affiliate is subject; provided, however, that the non-disclosing party shall be allowed to review the proposed disclosure and the disclosing party agrees to consider in good faith any proposed revisions thereof provided to the disclosing party within two (2) business days of the non-disclosing party's receipt of the proposed disclosure and the parties shall seek confidential treatment for such disclosure as permitted by applicable law; or

                        (vi) is required by authorities to obtain regulatory approval.

                (b) The obligations set forth in this Section 12 shall survive the termination or expiration of this Agreement for a period of five (5) years. The confidentiality obligations described in this Section 12 shall be in addition to the parties' obligations under the Confidentiality Agreements dated as of September 1, 2000 (the "Confidentiality Agreements"), except that to the extent there is a conflict between the Confidentiality Agreements and provisions of this Agreement, this Agreement shall govern.


13.     INDEMNIFICATION AND INSURANCE

        13.1    Indemnification by KING.

                KING shall defend, indemnify and hold NOVAVAX and its Affiliates, and their respective officers, directors, employees, successors and assigns, harmless from and against any and all claims, liabilities, losses, costs, actions, suits, damages and expenses (other than special, incidental, consequential or punitive damages, but including attorneys' fees and costs) arising out of: (a) any breach by KING of any representation, warranty or covenant contained in this Agreement; (b) the infringement or alleged infringement of any patent, trademark or other intellectual property rights of a third party by its activities with respect to the KING Products or KING Trademarks; (c) any personal injury (including death) and/or property damage resulting from the handling, possession or use of the KING Products; (d) any claims by third parties relating to the performance or nonperformance of KING's obligations under this Agreement; and (e) any other liability arising out of the manufacture, marketing, labeling, distribution or use of the KING Products; provided, however, that KING shall not be required to indemnify NOVAVAX with respect to any such claim, liability, loss, cost, action, suit, damage or expense hereunder to the extent covered by NOVAVAX's indemnification obligation in Section 13.2, or which arises from NOVAVAX's negligent act or omission or intentional misconduct or that of any NOVAVAX affiliate.

        13.2    INDEMNIFICATION BY NOVAVAX.

                NOVAVAX shall defend, indemnify and hold KING and its Affiliates, and their respective officers, directors, employees, successors and assigns, harmless from and against any and all claims, liabilities, losses, costs, actions, suits, damages and expenses (other than special, incidental, consequential or punitive damages, but including attorneys' fees and costs) arising out of: (a) any breach by NOVAVAX of any representation, warranty or covenant contained in this Agreement; (b) the infringement or alleged infringement of any patent, trademark or other intellectual property rights of a third party by its activities with respect to the NOVAVAX Products or Trademark in accordance with the terms and conditions of this Agreement; (c) any personal injury (including death) and/or property damage resulting from the handling, possession or use of the NOVAVAX Products; (d) any claims by third parties relating to the performance or nonperformance of NOVAVAX's obligations under this Agreement; and (e) any other liability arising out of the manufacture, marketing, labeling, distribution or use of the NOVAVAX Products; provided, however, that NOVAVAX shall not be required to indemnify KING with respect to any such claim, liability, loss, cost, action, suit, damage or expense hereunder to the extent covered by KING's indemnification obligation in Section 13.1, or which arises from KING's negligent act or omission or intentional misconduct or that of any KING Affiliate.

        13.3    CLAIMS PROCEDURES.

                A party (the "Indemnitee") which intends to claim indemnification under this Section 13 shall notify the other party (the "Indemnitor") within a reasonable time in writing of any action, claim or liability in respect of which the Indemnitee believes it is entitled to claim indemnification, provided that the failure to give timely notice to the Indemnitor shall not release the Indemnitor from any liability to the Indemnitee to the extent the Indemnitor is not prejudiced thereby. The Indemnitor shall have the right, by notice to the Indemnitee, to assume the defense of any such action or claim within the fifteen (15) day period after the Indemnitor's receipt of notice of any action or claim with counsel of the Indemnitor's choice and at the sole cost of the Indemnitor. If the Indemnitor does not so assume the defense of such third party claim, the Indemnitee may assume such defense with reasonable counsel of its choice and at the sole cost of the Indemnitor. If the Indemnitor so assumes such defense, the Indemnitee may participate therein through counsel of its choice, but at the sole cost of the Indemnitee. The party not assuming the defense of any such claim shall render all reasonable assistance to the party assuming such defense, and all reasonable out-of-pocket costs of such assistance shall be for the account of the Indemnitor. No such claim shall be settled other than by the party defending the same, and then only with the consent of the other party which shall not be unreasonably withheld; provided that the Indemnitee shall have no obligation to consent to any settlement of any such action or claim which imposes on the Indemnitee any liability or obligation which cannot be assumed and performed in full by the Indemnitor, and the Indemnitee shall have no right to withhold its consent to any settlement of any such action or claim if the settlement involves only the payment of money by the Indemnitor or its insurer.

        13.4    INSURANCE.

                Each party shall maintain insurance (either through purchase of a policy form a nationally recognized third party insurer or through maintenance of a self-insurance program) against such risks and upon such terms (including coverages, deductible limits and self-insured retentions) as is customary for the activities to be conducted by such party under this Agreement and is appropriate to cover its indemnification obligations hereunder. Each party shall name the other as an additional insured on such party's relevant insurance policies, as its interests may appear, and shall furnish to the other party evidence of such insurance, upon request.

14.     REPRESENTATIONS AND WARRANTIES

        14.1    BY KING.

                KING represents and warrants to NOVAVAX that:

                (a) the execution, delivery and performance of this Agreement by KING does not conflict with, or constitute a breach of or under, any order, judgment, agreement or instrument to which KING is a party; and

                (b) the execution, delivery and performance of this Agreement by KING does not require the consent of any Person or the authorization of (by notice or otherwise) any governmental or regulatory authority;

                (c) the rights granted by KING to NOVAVAX hereunder do not conflict with any rights granted by KING to any third party;

                (d) KING has sufficient rights in and to the KING Products and all intellectual property, use, development, manufacturing, marketing, distribution and sale rights related thereto necessary or advisable for such purposes as contemplated by this agreement (the "KING Product Rights"), free and clear of any liens or encumbrances, except for any customer contracts, government contracts and contracts with hospitals or group purchasing organizations, in each case entered into in the ordinary course of business (collectively, "Product Contracts");

                (e) except for the Product Contracts, there are no agreements between KING and any Person with respect to the rights of KING in the Territory in the KING Products and the KING Product Rights;

                (f) KING has the right to and, as of the Effective Date, has no reason to believe it will not have a continuous and sufficient supply of the active ingredient included in the KING Products during the entire Term;

                (g) it has no notice that any KING Product Rights, or that the use thereof as contemplated under this Agreement, interfere or infringe on any intellectual property rights owned or possessed by any Person;

                (h) there are no third party pending patent applications which, if issued, may cover the use, development, manufacture, distribution or sale of the KING Products;

                (i) there are no claims, judgments or settlements against or owed by KING or pending or threatened claims or litigation relating to the KING Products or the KING Product Rights;

                (j) it has reviewed the available safety data relating to the KING Products and has no reason to believe the KING Products are not safe;

                (k) any KING Product samples provided to NOVAVAX hereunder have been at all times in the control of KING or its designate and meet applicable specifications contained in the NDA for the KING Product.

        14.2    BY NOVAVAX.

                NOVAVAX represents and warrants to KING that:

                (a) the execution, delivery and performance of this Agreement by NOVAVAX does not conflict with, or constitute a breach of or under, any order, judgment, agreement or instrument to which NOVAVAX is a party;

                (b) the execution, delivery and performance of this Agreement by NOVAVAX does not require the consent of any Person or the authorization of (by notice or otherwise) any governmental or regulatory authority,

                (c) the rights granted by NOVAVAX to KING hereunder do not conflict with any rights granted by NOVAVAX to any third party;

                (d) NOVAVAX has sufficient rights in and to the NOVAVAX Products and all intellectual property, use, development, manufacturing, marketing, distribution and sale rights related thereto necessary or advisable for such purposes as contemplated by this agreement (the "NOVAVAX Product Rights"), free and clear of any liens or encumbrances;

                (e) there are no agreements between NOVAVAX and any Person in with respect to the rights of NOVAVAX in the Territory in the NOVAVAX Products and the NOVAVAX Product Rights;

                (f) NOVAVAX has the right to and, as of the Effective Date, has no reason to believe it will not have a continuous and sufficient supply of the active ingredient included in the NOVAVAX Products during the entire Term;

                (g) it has no notice that any NOVAVAX Product Rights, or that the use thereof as contemplated under this Agreement, interfere or infringe on any intellectual property rights owned or possessed by any Person;

                (h) there are no third party pending patent applications which, if issued, may cover the use, development, manufacture, distribution or sale of the NOVAVAX Products;

                (i) there are no claims, judgments or settlements against or owed by NOVAVAX or pending or threatened claims or litigation relating to the NOVAVAX Products or the NOVAVAX Product Rights;

                (j) it has reviewed the available safety data relating to the NOVAVAX Products and has no reason to believe the NOVAVAX Products are not safe;

                (k) any NOVAVAX Product samples provided to KING hereunder have been at all times in the control of NOVAVAX or its designate and meet applicable specifications contained in the NDA for the NOVAVAX Product.

15.     NOTICES

        Except as otherwise specifically provided herein, any notice or other documents to be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered post, nationally recognized overnight courier or confirmed facsimile transmission to a party (followed by hard copy by mail) or delivered in person to a party at the address or facsimile number set out below for such party or such other address as the party may from time to time designate by written notice to the other:

        If to KING:

               KING Pharmaceuticals, Inc.
               501 Fifth Street
               Bristol, Tennessee  37620
               Attn:  President
               Facsimile:  (423) 989-8055
               with a copy (which shall not constitute notice) to:

               KING Pharmaceuticals, Inc.
               501 Fifth Street
               Bristol, Tennessee  37620
               Attn:  Executive Vice President and General Counsel
               Facsimile:  (423) 989-6282

        If to NOVAVAX:

               Novavax, Inc.
               8320 Guilford Road
               Columbia, Maryland  21046
               Attn:  Chief Executive Officer
               Telecopy:  (301) 854-3902

               with a copy (which shall not constitute notice) to:

               White & McDermott, P.C.
               65 William Street, Suite 250
               Wellesley, Massachusetts 02481
               Attn:  David A. White
               Telecopy:  (781) 237-8120

Any such notice or other document shall be deemed to have been received by the addressee three (3) business days following the date of dispatch of the notice or other document by post or, where the notice or other document is sent by overnight courier, by hand or is given by facsimile, simultaneously with the transmission or delivery thereof.

16.     MISCELLANEOUS PROVISIONS

        16.1    Assignment; Change of Control.

                (a) Neither party shall assign or otherwise transfer this Agreement or any interest herein or right hereunder without the prior written consent of the other party, and any such purported assignment, transfer or attempt to assign or transfer any interest herein or right hereunder shall be void and of no effect, except that without the prior written consent of NOVAVAX, KING may assign its rights and obligations hereunder to an Affiliate. In the case of an assignment in accordance with this Section 16.1, the assigning party shall remain responsible for all of its obligations and agreements set forth herein, notwithstanding such assignment and such transferee or successor shall assume in writing the obligations of the party to which it is the transferee or successor. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

                (b) NOVAVAX and KING acknowledge and agree that KING's obligations, commitments (financial and otherwise) and investments pursuant to the terms hereof and pursuant to various other commercial arrangements between KING and NOVAVAX are based on the premise that (i) KING expects that it shall take several years for the NOVAVAX Products to develop and mature to be viable and economically profitable pharmaceutical products, and (ii) KING believes that the best organizational and corporate structure to achieve these objectives is for NOVAVAX to remain an independent biopharmaceutical company focused on the research, development and commercialization of proprietary healthcare products for women.

                (c) Upon a Change of Control of NOVAVAX, King may elect, in King's sole option, any or all of the following: (i) terminate all provisions of this Agreement with respect to the KING Products, (ii) terminate all rights of NOVAVAX to promote the NOVAVAX Products in the Territory pursuant to the terms hereof or otherwise, or (iii) require NOVAVAX to (A) assign and transfer to KING all rights of ownership to any governmental or regulatory applications or approvals in the Territory issued or pending (including any correspondence with respect thereto) with respect to any NOVAVAX Products and any trademarks in the Territory with respect to any NOVAVAX Products, and (B) license to KING on an exclusive and perpetual basis solely in the Territory all intellectual property rights and Know How with respect to the NOVAVAX Products as may be necessary to make, use, promote and sell the NOVAVAX Products in the Territory; provided, however, if KING elects its rights under clause (ii) or (iii) above, KING will pay NOVAVAX a royalty of seven and one-half percent (7.5%) of the Net Sales of the NOVAVAX Products received by KING, and such royalty payment shall be subject to commercial terms substantially similar to the terms of the Exclusive License and Distribution Agreement dated as of the date hereof between KING and NOVAVAX.

                (d) NOVAVAX acknowledges and agrees that the agreements contained in this Section 16.1 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, KING would not enter into this Agreement and certain other commercial arrangements with NOVAVAX.

        16.2    GOVERNING LAW.

                This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        16.3    NON-WAIVER.

                The failure of either party to enforce or to exercise, at any time or for any period of time, any term of or any right arising pursuant to this Agreement does not constitute, and shall not be construed as, a waiver of such term or right, and shall in no way affect that party's right later to enforce or exercise such term or right.

        16.4    ENTIRE AGREEMENT.

                This Agreement and the Confidentiality Agreements contain all of the terms agreed to by the parties regarding the subject matter of this Agreement and supersede any prior agreements, understandings or arrangements between them, whether oral or in writing. This Agreement may not be amended, modified, altered or supplemented except by means of a written agreement or other instrument executed by both of the parties hereto. No course of conduct or dealing between the parties shall act as a modification or waiver of any provisions of this Agreement.

        16.5    JURISDICTION; VENUE.

                (a) Each of NOVAVAX and KING hereby waives personal service of any process upon it in connection with any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby covenants and agrees that all such service of process may be made in the manner set forth in Section 15 with the same effect as though served on it personally.

                (b) NOVAVAX hereby covenants and agrees that any suit, action or proceeding initiated by the Company against KING, its affiliates, subsidiaries, successors and/or assigns arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought exclusively in the federal courts located in and/or state courts of the State of Tennessee. In the event of any such suit, action or proceeding initiated by NOVAVAX, each of NOVAVAX and KING hereby submit to the exclusive jurisdiction and venue of the federal courts located in and state courts of the State of Tennessee and hereby waive any and all objections based on jurisdiction or venue that such party may have under applicable law or the Federal Rules of Civil Procedure. Each of the parties hereby irrevocably designates CT Corporation in the State of Tennessee (the "Tennessee Process Agent") as its designee, appointee and agent to receive, for and on its behalf, service of process in the State of Tennessee in any such suit, action or proceedings with respect to this Agreement and the transactions contemplated hereby. Service on the Tennessee Process Agent shall be deemed complete upon delivery thereof to the Tennessee Process Agent, provided that, in the case of any such service upon the Tennessee Process Agent, the party effecting such service shall also deliver a copy thereof to the other parties in accordance with the notice provision set forth in Section 10.8. Each such party shall take all such action as may be necessary to continue the appointment of the Tennessee Process Agent in full force and effect or to appoint another agent, who shall thereafter be referred to herein as the "Tennessee Process Agent," so that each such party shall at all times have an agent for service for the foregoing purposes in the State of Tennessee.

                (c) KING hereby covenants and agrees that any suit, action or proceeding initiated by KING against NOVAVAX, its affiliates, subsidiaries, successors and/or assigns arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought exclusively in the federal courts located in and/or state courts of the State of Maryland. In the event of any such suit, action or proceeding initiated by KING, each of NOVAVAX and KING hereby submit to the exclusive jurisdiction and venue of the federal courts located in and state courts of the State of Maryland and hereby waive any and all objections based on jurisdiction or venue that such party may have under applicable law or the Federal Rules of Civil Procedure. Each of the foregoing parties hereby irrevocably designates CT Corporation in the State of Maryland (the "Maryland Process Agent"), as its designee, appointee and agent to receive, for and on its behalf, service of process in the State of Maryland in any such suit, action or proceedings with respect to this Agreement and the transactions contemplated hereby. Service on the Maryland Process Agent shall be deemed complete upon delivery thereof to the Maryland Process Agent, provided that in the case of any such service upon the Maryland Process Agent, the party effecting such service shall also deliver a copy thereof to the other parties in accordance with the notice provision set forth in Section 15. Each such party shall take all such action as may be necessary to continue the appointment of the Maryland Process Agent in full force and effect or to appoint another agent, who shall thereafter be referred to herein as the "Maryland Process Agent," so that each such party shall at all times have an agent for service for the foregoing purposes in the State of Maryland.

        16.6    SEVERABILITY.

                In the event that any of the provisions or a portion of any provision of this Agreement are held to be invalid, illegal or unenforceable by a court of competent jurisdiction or a governmental authority, such provision or portion of provision shall be construed and enforced as if it had been narrowly drawn so as not to be invalid, illegal or unenforceable and the validity, legality and enforceability of the enforceable portion of any such provision and the remaining provisions shall not be adversely affected thereby.

        16.7    RELATIONSHIP OF THE PARTIES.

                The parties hereto are acting and performing as independent contractors. Nothing in this Agreement creates the relationship of partnership, joint venture, sales agency or principal and agent. Neither party is the agent of the other, and neither party may hold itself out as such to any other party. All financial obligations associated with each party's business shall be the sole responsibility of such party.

        16.8    PUBLIC ANNOUNCEMENTS.

                The form and content of any public announcement to be made by one party regarding this Agreement, or the subject matter contained herein, shall be subject to the prior written consent of the other party (which consent shall not be unreasonably withheld, delayed or conditioned), except as may be required by applicable law (including, without limitation, disclosure requirements of the SEC, NYSE, NASDAQ, AMEX or any other stock exchange) in which event the party making the announcement shall endeavor to give the other party reasonable advance notice and review of any such disclosure.

        16.9    COUNTERPARTS.

                This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

        16.10   FORCE MAJEURE.

                Neither party shall be liable to the other party for any failure to perform as required by this Agreement (other than the obligation to pay money) if the failure to perform is due to circumstances reasonably beyond such party's control including, without limitation, acts of God, civil disorders or commotions, acts of aggression, fire, explosions, floods, drought, war, sabotage, embargo, utility failures, material shortages, labor disturbances, a national health emergency, or appropriations of property. A party whose performance is affected by a force majeure event shall take prompt action using its reasonable best efforts to remedy the effects of the force majeure event.

        16.11   INTERPRETATION.

                The parties hereto acknowledge and agree that: (a) each party and its representatives have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; and (b) the terms and provisions of this Agreement shall be construed fairly as to each party hereto and not in favor of or against either party regardless of which party was generally responsible for the preparation or drafting of this Agreement.

        16.12   CERTAIN EXPENSES AND COMMISSIONS.

                Except as otherwise expressly set forth in this Agreement, the parties hereto shall each pay all their costs and expenses, including legal and accounting fees, incurred in connection with the preparation, negotiation, execution and delivery of this Agreement, respective brokerage fees, commissions and finder's fees, if any, and shall indemnify and hold the other harmless from and against any and all other claims or liabilities for such costs and expenses, brokerage fees, commissions and finder's fees incurred by reason of any action taken by any such party.

        16.13   THIRD PARTY BENEFICIARIES.

                This Agreement is not intended to confer upon any non-party rights or remedies hereunder, except as may be received or created as part of a valid assignment.

        16.14   COVENANT NOT TO PROMOTE COMPETING PRODUCT.

                NOVAVAX shall not (or assist any third party to) manufacture, market, sell, or promote any product directly competitive with any of the Copromote Products during the Term of this Agreement, except in connection with the performance of its obligations under this Agreement and except for the manufacture, marketing, sale, or promotion of Gynodiol.

        16.15   HEADINGS.

                The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


                             SIGNATURE PAGES FOLLOW

        IN WITNESS WHEREOF, the parties have duly executed this Copromotion Agreement as of the first date written above.


                                KING PHARMACEUTICALS, INC.



                                By:
                                   ----------------------------------------
                                Name:
                                     --------------------------------------
                                Title:
                                      -------------------------------------


                                NOVAVAX, INC.



                                By:
                                   ----------------------------------------
                                Name:
                                     --------------------------------------
                                Title:
                                      -------------------------------------

                                     ANNEX I

                                   DEFINITIONS


               "ACT" shall mean the United States Federal Food, Drug and Cosmetic Act, as it may be amended from time to time.

               "ADDITIONAL EXCLUSIVITY RIGHTS" shall have the meaning set forth in Section 11.1(b).

               "AFFILIATE(s)" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. A Person shall be regarded as in control of another Person if such Person owns, or directly or indirectly controls, more than fifty percent (50%) of the voting securities (or comparable equity interests) or other ownership interests of the other Person, or if such Person directly or indirectly possesses the power to direct or cause the direction of the management or policies of the other Person, whether through the ownership of voting securities, by contract or any other means whatsoever, provided, however, that, for purposes of this Agreement, the term "Affiliate" shall not include subsidiaries in which a party or its Affiliates owns a majority of the ordinary voting power to elect a majority of the Board of Directors, but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect.

               "AGREEMENT" shall mean this Agreement, together with all appendices, exhibits and schedules referenced herein or attached hereto, and as the same may be amended or supplemented from time to time hereafter pursuant to the provisions hereof.

               "AGREEMENT QUARTER" shall mean each three (3) month period commencing on the first (1st) day of January, April, July or October, as the case may be, during the Term.

               "AUDITED PARTY" shall have the meaning set forth in Section 10.2(a).

               "AUDITING PARTY" shall have the meaning set forth in Section 10.2(a).

               "BASELINE" shall have the meaning set forth in Exhibit 9.1(b).

               "BUDGET(s)" shall mean the annual budget of Net Sales and Marketing Expenses prepared and approved by the PMC in accordance with this Agreement.

               "CHANGE OF CONTROL" shall mean any sale of voting securities or sale of assets (whether by sale, merger, consolidation, share exchange or otherwise in one transaction or a series of transactions) in or by a party hereto that, directly or indirectly, results in any third party becoming the beneficial owner, directly or indirectly, of securities or assets of such first party representing over fifty percent (50%) of the combined voting power of such Person's then outstanding securities or over fifty percent (50%) of such first party's total assets.

               "COMMERCIALLY REASONABLE EFFORTS" shall mean efforts and resources normally used by a party for a product owned by it or to which it has rights, which is of similar market potential at a similar state in its development or product life, taking into account issues of safety, efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the product, the regulatory structure involved, the profitability of the applicable products, and other relevant commercial factors.

               "CONFIDENTIALITY AGREEMENTS" shall have the meaning set forth in
Section 12.1(b).

               "CONFIDENTIAL OR PROPRIETARY INFORMATION" shall have the meaning set forth in 12.1(a).

               "COPROMOTE PRODUCTS" shall mean collectively the KING Products and the NOVAVAX Products.

               "CURRENT GOOD MANUFACTURING PRACTICES" shall mean the current standards for the manufacture of biologicals, as set forth in the Act and applicable regulations and guidelines promulgated thereunder or successors thereto, as shall be in effect from time to time during the Term.

               "DETAIL(s)" or "DETAILING" shall mean a face-to-face contact by a sales representative with an OB/GYN during which time the promotional message involving the Copromote Products is a primary topic of discussion and the product discussed for either the longest period of time during the contact or, at a minimum, discussed no less than the second longest period of time during the contact.

               "DETAIL COST" shall be the cost per Detail to be established by the PMC each year and included in the Marketing Plan for such year.

               "DIRECT COST" shall mean all reasonable out-of-pocket costs other than direct sales force expenses directly attributable to an activity (i.e., those costs which vary with such activity), including, but not limited to, direct labor for such activity and consumable bulk and other materials, as determined in

                                   ANNEX I - 2
accordance with generally accepted cost accounting practices in the country of the activity, but without any allocation for fixed overhead costs allocable to the activity, including, but not limited to, direct benefit and labor expenses for technical services and support services, depreciation, maintenance and repairs and insurance costs associated with such activity.

               "EFFECTIVE DATE" shall have the meaning set forth in the PREAMBLE of this Agreement.

               "ESTRASORB" shall mean the product described in Phase III Clinical Study.

               "EXCESS DETAILS" shall have the meaning set forth in Section 9.5.

               "EXTENDED PROMOTION TERM" shall have the meaning set forth in
Section 11.1(c).

               "FDA" shall mean the United States Food and Drug Administration or any successor entity thereto.

               "GAAP" shall mean United States generally accepted accounting principles.

               "INCREMENTAL COSTS" shall mean an amount equal to (i) the ratio of Net Costs for any given quarter to Net Sales for such quarter, multiplied by
(ii) Incremental Sales for such quarter.

               "INCREMENTAL SALES" shall mean Net Sales for a given quarter minus the applicable "Baseline" for such quarter, as set forth on Exhibit 9.1(b).

               "INDEMNITEE" shall have the meaning set forth in Section 13.3.

               "INDEMNITOR" shall have the meaning set forth in Section 13.3.

               "INITIAL TERM" shall have the meaning set forth in Section
11.1(a).

               "KING" shall have the meaning set forth in the PREAMBLE of this Agreement.

               "KING DETAIL REPORT" shall have the meaning set forth in Section 3.3(c).

               "KING GUIDELINES" shall have the meaning set forth in Section 2.3(c).

                                   ANNEX I - 3

               "KING PRODUCT INITIATION DATE" shall mean the first business day of the month immediately following the date on which NOVAVAX provides written notice to KING that NOVAVAX wishes to commence marketing and promotion of the KING Products pursuant to this Agreement; provided, however, that in no case shall the King Product Initiation Date be fewer than twenty (20) days following the date on which NOVAVAX provides such notice.

               "KING PRODUCT RIGHTS" shall have the meaning set forth in Section 14.1(d).

               "KING PRODUCT TECHNICAL COMPLAINTS" shall mean any complaint that questions the purity, identity, potency or quality of the KING Products, its packaging or labeling, the compliance of any batch of the KING Products with applicable laws, including the Act, or any complaint that concerns any incident that causes the KING Products or their labeling to be mistaken for, or applied to, another article or any bacteriological contamination, or any significant chemical, physical, or other change or deterioration in the KING Products, or any failure of one or more batches of the KING Products to meet the specifications therefor in the NDA.

               "KING PRODUCTS" shall mean NORDETTE(R).

               "KING TRADEMARK" shall mean the federally registered trademark NORDETTE(R), and any other related trademark or servicemark containing the word "NORDETTE", and any other trademark or service mark (whether registered or unregistered) that KING uses on or with any of the KING Products or in any promotional material related to any of the KING Products.

               "KNOW-HOW" shall mean all tangible and intangible technical and other information including, but not limited to ideas, conceptions, reductions-to-practice, discoveries, data, designs, chemical structures, formulae, materials, intermediates, inventions (whether patentable or not), methods, models, prototypes, samples, works (whether copyrightable or not), assays, research plans, procedures, designs, experiments, tests, results of experimentation and testing (including results of research or development), processes (including manufacturing processes, uses, specifications and techniques), laboratory records, note books, chemical, pharmacological, toxicological, clinical, analytical and quality control data, trial data, case report forms, data analyses, reports, manufacturing data, summaries and information contained in submissions to and from ethical committees and regulatory authorities, which relates to or concerns a Copromote Product. Know-How includes all documents and copies thereof (whether in written, machine-readable, physical or graphic form) and other things (such as prototypes,

                                  ANNEX I - 4
materials, samples, models, etc.) which contain, embody or refer to the Know-How. Such information, documents or things will not be excluded from being Know-How hereunder by reason of the fact that they become available to the public only through a wrongful act or omission to act of a party hereto or a sublicensee or distributor of a party hereto. The fact that an item is known to the public shall not be taken to exclude the possibility that a compilation including the item, and/or a development relating to the item, is (and remains) not known to the public. Know-How includes, but is not limited to, any and all rights that protect the Know-how, such as copyrights software, rights, trade secret rights, database rights and/or design rights.

               "KP CONSIDERATION FEE" shall have the meaning set forth in
Section 9.1(b).

               "MARKETING EXPENSES" shall mean the costs and expenses directly related to the marketing and promotion of the Copromote Products in the Territory in accordance with the Marketing Plans, including without limitation costs and expense relating to: (i) general advertising, including without limitation journal advertising, direct mail and point of prescription advertising; (ii) continuing medical education programs, (iii) market research;
(iv) the Direct Costs of samples of the Copromote Products; (v) Copromote Product-related publications and (vi) trade shows and conventions.

               "MARKETING MATERIALS" shall have the meaning set forth in Section 5.2(a).

               "MARKETING PLAN" shall mean an annual plan and budget for the promotion and marketing of the Copromote Products as developed pursuant to
Section 8.5.

               "MINIMUM TARGETED DETAILS" shall have the meaning set forth in
Section 9.5.

               "MODEL CLAIMS" shall mean final approval by the FDA of Estrasorb(TM) as an estrogen hormone replacement therapy prescription product.

               "NDA" shall mean the new drug applications related to the Copromote Products, submitted to the FDA pursuant to provisions of the Act and applicable regulations related thereto.

               "NET COSTS" shall mean costs of goods sold in accordance with GAAP, less Marketing Expenses.

                                  ANNEX I - 5

               "NET SALES" shall mean all gross revenue actually received by a party from sales of any Copromote Products, less (a) credits for refunds and returns, (b) sales, use and similar taxes billed by such party to its customers and required to be paid to the appropriate taxing authorities by such party; (c) discounts, allowances and commissions paid or allowed by a party on sales of such Copromote Products, and (c) amounts paid by such party and billed through to such party's customers for insurance, shipping and similar charges.

               "NON-SERIOUS ADVERSE EVENT" shall mean any adverse drug experience associated with the use of the Copromote Products in humans, whether or not considered drug related which is not a Serious Adverse Event.

               "NOTE PURCHASE AGREEMENT" shall have the meaning set forth in
Section 9.2.

               "NOVAVAX" shall have the meaning set forth in the PREAMBLE.

               "NOVAVAX DETAIL REPORT" shall have the meaning set forth in
Section 4.3(c).

               "NOVAVAX GUIDELINES" shall have the meaning set forth in Section 2.3(c).

               "NOVAVAX PRODUCT" shall mean ESTRASORB(TM) and, subject to
Section 8.6 hereof, any hormone replacement therapy pharmaceutical product marketed in the field of women's health including or using technology or Know How derived from to ESTRASORB(TM), including but not limited to products containing a combination of a NOVAVAX Product and another pharmaceutical product; provided that NOVAVAX Product shall specifically exclude any pharmaceutical or related products owned by NOVAVAX as a direct result of the consummation of the Fielding Acquisition Agreement (as defined in the Note Purchase Agreement).

               "NOVAVAX PRODUCT INITIATION DATE" shall mean the date on which the FDA provides written approval of the NDA for ESTRASORB(TM).

               "NOVAVAX PRODUCT RIGHTS" shall have the meaning set forth in
Section 14.2(d).

               "NOVAVAX PRODUCT TECHNICAL COMPLAINTS" shall mean any complaint that questions the purity, identity, potency or quality of the NOVAVAX Products, its packaging or labeling, the compliance of any batch of the NOVAVAX Products with applicable laws, including the Act, or any complaint that concerns any incident that causes the NOVAVAX Products or their labeling to be mistaken

                                  ANNEX I - 6
for, or applied to, another article or any bacteriological contamination, or any significant chemical, physical, or other change or deterioration in the NOVAVAX Products, or any failure of one or more batches of the NOVAVAX Products to meet the specifications therefor in the NDA.

               "NOVAVAX TRADEMARK" shall mean the federally registered trademark ESTRASORB(TM), and any other related trademark or servicemark containing the word "ESTRASORB", and any other trademark or service mark (whether registered or unregistered) that NOVAVAX decides to use on or with the NOVAVAX Products or in any promotional material related to any of the NOVAVAX Products.

               "NP CONSIDERATION FEE" shall have the meaning set forth in
Section 9.1(a).

               "OB/GYN" shall have the meaning set forth in the PREAMBLE of the Agreement in each case who are authorized by applicable law to prescribe the Copromote Products.

               "PDMA" shall mean the Prescription Drug Marketing Act, as amended, an the implementing rules and regulations thereunder.

               "PERSON" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.

               "PRIMARY BRAND TRADEMARK" shall have the meaning set forth in
Section 2.3(d).

               "PRODUCT MANAGEMENT COMMITTEE" or "PMC" shall have the meaning set forth in Section 8.1.

               "PRODUCT TECHNICAL COMPLAINTS" shall mean any complaint that questions the purity, identity, potency or quality of the Copromote Products, its packaging or labeling, the compliance of any batch of the Copromote Products with applicable laws, including the Act, or any complaint that concerns any incident that causes the Copromote Products or their labeling to be mistaken for, or applied to, another article or any bacteriological contamination, or any significant chemical, physical, or other change or deterioration in the Copromote Products, or any failure of one or more batches of the Copromote Products to meet the specifications therefor in the NDA.

                                  ANNEX I - 7

               "RESIDUAL PAYMENTS" shall have the meaning set forth in Section 9.3.

               "SERIOUS ADVERSE EVENT" shall mean any serious and unexpected adverse drug experience, as defined by FDA in 21 C.F.R. Section 314.80, associated with the use of the drug in humans, whether or not considered drug related.

               "SOP" shall have the meaning set forth in Section 7.4.

               "TERM" shall have the meaning set forth in Section 11.1(a).

               "TERRITORY" shall mean the United States, its territories and possessions, the District of Columbia and the Commonwealth of Puerto Rico.

               "TRADEMARKS" shall mean collectively the KING Trademarks and the NOVAVAX Trademarks.






                                  ANNEX I - 8

                                 EXHIBIT 2.3(a)

                                   TRADEMARKS


                                      KING:

                                    KING Logo

                                  Monarch Logo









                                    NOVAVAX:

                                  NOVAVAX Logo

                                 EXHIBIT 2.3(d)

                            PRIMARY BRAND TRADEMARKS


                                  ESTRASORB(TM)

                                   NORDETTE(R)

                                   EXHIBIT 9.1

                      CONSIDERATION FEE SAMPLE CALCULATION

I.      NP CONSIDERATION FEE (CALCULATED AND PAID ON A QUARTERLY BASIS)

        NP Consideration Fee to be paid to King at follows:

        (50% of the Net Sales Estrasorb(TM)in the Territory) MINUS (50% of the Net Costs of Estrasorb(TM)in the Territory)*

        *Novavax is solely responsible for Net Costs in excess of 17% of Net Sales.

        EXAMPLE A:

        Quarterly Net Sales of Estrasorb(TM) in the Territory = $10,000,000 Quarterly Net Costs of Estrasorb(TM) in the Territory = $1,500,000

        (50%)($10,000,000) = $5,000,000
        (50%)($1,500,000) = $750,000

        NP Consideration Fee = $5,000,000 - $750,000

        NP CONSIDERATION FEE = $4,250,000

        EXAMPLE B:

        Quarterly Net Sales of Estrasorb(TM) in the Territory = $10,000,000 Quarterly Net Costs of Estrasorb(TM) in the Territory = $2,000,000

        (50%)($10,000,000) = $5,000,000

        (17%)($10,000,000) = $1,700,000 (thus Novavax is responsible for all costs in excess of $1,700,000)

        (50%)($1,700,000) = $850,000

        NP Consideration Fee = $5,000,000 - $850,000

        NP CONSIDERATION FEE = $4,150,000

II.     KP CONSIDERATION FEE (calculated and paid on a quarterly basis)

        KP Consideration fee to be paid to Novavax as follows:

        50% of Incremental Sales of Nordette(R) in the Territory MINUS 50% of Incremental Costs of Nordette(R) in the Territory.

        Incremental Sales = Quarterly Net Sales of Nordette(R) in the Territory MINUS "Baseline" Net Sales.

        Incremental Costs = (Ratio of Quarterly Net Costs of Nordette(R) in the Territory to Quarterly Net Sales of Nordette(R) in the Territory) X (Incremental Sales)

        EXAMPLE:

        Quarterly Net Sales of Nordette(R) in the Territory = $10,000,000 "Baseline" Net Sales of Nordette(R) in the Territory = $8,000,000 Quarterly Net Costs of Nordette(R) in the Territory = $2,000,000

        Incremental Sales = $10,000,000 MINUS $8,000,000 = $2,000,000
        Incremental Costs = (20%)($2,000,000) = $400,000

        KP Consideration Fee = (50%)($2,000,000) MINUS (50%)($400,000)

        KP Consideration Fee = $1,000,000 MINUS $200,000

        KP Consideration Fee = $800,000

                                 EXHIBIT 9.1(b)

                   BASELINES FOR CALCULATING INCREMENTAL SALES


NORDETTE(R)

QUARTER                                           BASELINE
------------------------------------------------- -----------------------------------------------
1Q (January 1--March 31)                          $6,400,000
------------------------------------------------- -----------------------------------------------
2Q (April 1--June 30)                             $7,500,000
------------------------------------------------- -----------------------------------------------
3Q (July 1--September 30)                         $8,000,000
------------------------------------------------- -----------------------------------------------
4Q (October 1--December 31)                       $8,100,000
------------------------------------------------- -----------------------------------------------